Exhibit 3.1

EXECUTION VERSION

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY

AGREEMENT

OF

APOLLO GLOBAL MANAGEMENT, LLC

DATED AS OF MARCH 19, 2018

i

v

This Third Amended and Restated Limited Liability Company Operating Agreement, dated as of March 19, 2018 (as amended, supplemented or restated from time to time, this “Agreement”), of Apollo Global Management, LLC, a Delaware limited liability company (the “Company”), is made and entered into and shall be effective as of this 19th day of March, 2018, by and among AGM Management, LLC, a Delaware limited liability company (the “Manager”), and the Company.

WHEREAS, the Company was formed under the Delaware Act pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware on July 3, 2007;

WHEREAS, the Company and certain Members originally entered into a Limited Liability Company Operating Agreement, dated as of July 3, 2007 (the “Original Agreement”), for the purpose of governing the affairs of, and the conduct of the business of, a limited liability company formed pursuant to the provisions of the Delaware Act;

WHEREAS, the Company and certain Members entered into an Amended and Restated Limited Liability Company Agreement, dated as of July 13, 2007 (the “Amended and Restated Agreement”), for the purpose of amending certain provisions of the Original Agreement governing the affairs of, and conduct of the business of, the Company;

WHEREAS, the Company and certain Members entered into a Second Amended and Restated Limited Liability Company Agreement, dated as of March 7, 2017 (the “Second Amended and Restated Agreement”), for the purpose of designating the Series A Preferred Shares;

WHEREAS, the Manager, without the approval of any Member, the Board or any Person, may amend any provision of the Amended and Restated Agreement to, among others, reflect an amendment that the Manager determines in its sole discretion to be necessary, desirable or appropriate in connection with the creation, authorization or issuance of any class or series of Company securities;

WHEREAS, the Manager has determined it advisable and in the best interest of the Company and its Members to designate the Series B Preferred Shares as a new class of Preferred Shares, as set forth in Article XIV of this Agreement;

WHEREAS, the parties hereto are entering into this Agreement to amend and restate the Second Amended and Restated Agreement in its entirety as set forth herein and the Manager has authorized and approved an amendment and restatement of the Second Amended and Restated Agreement on the terms set forth herein;

WHEREAS, pursuant to the Delaware Act, all Members are bound by this Agreement.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Affiliate” of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. Except as expressly stated otherwise in this Agreement, the term “Affiliate” with respect to the Company does not include at any time any Fund or Portfolio Company.

“Aggregate Class B Vote” has the meaning set forth in Section 12.7(e).

“Agreement” has the meaning set forth in the recitals to this Agreement.

“Agreement Among Principals” means the Agreement Among Principals, dated as of July 13, 2007, by and among the Principals, Black Family Partners, L.P., a Delaware limited partnership, MJR Foundation LLC, a New York limited liability company, BRH and Holdings, as may be amended, supplemented or restated from time to time.

“Apollo Credit Group” means the Company, the members of the Apollo Operating Group and any other entity that, as of the relevant time, is a guarantor to any series of Apollo Senior Notes, and their direct and indirect subsidiaries (to the extent of their economic ownership interest in such subsidiaries) taken as a whole.

“Apollo Employer” means the Company (or such successor thereto or such other entity controlled by the Company or its successor as may be such Person’s employer at such time, but does not include any Portfolio Companies).

“Apollo Group” means (i) the Manager and its Affiliates, including their respective general partners, members and limited partners, (ii) Holdings and its Affiliates, including their respective general partners, members and limited partners, (iii) with respect to each Principal, such Principal and such Principal’s Group, (iv) any former or current investment professional of or other employee of an Apollo Employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group) and any member of such Person’s Group, (v) any former or current executive officer of an Apollo Employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group) and any member of such Person’s Group; and (vi) any former or current director of an Apollo Employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group) and any member of such Person’s Group.

“Apollo Operating Group” means (i) Apollo Management Holdings, L.P., a Delaware limited partnership, Apollo Principal Holdings I, L.P., a Delaware limited partnership, Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Delaware limited partnership, Apollo Principal Holdings VI, L.P., a Delaware limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings X, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings XI, LLC, an Anguilla limited liability company, Apollo Principal Holdings XII, L.P., a Cayman Islands exempted limited partnership, AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership, and any successors thereto or other entities formed to serve as holding vehicles for the carry vehicles, management companies or other entities formed by the Company or its Subsidiaries to engage in the asset management business (including alternative asset management) and (ii) any such carry vehicles, management companies or other entities formed by the Company or its Affiliates to engage in the asset management business (including alternative asset management) and receiving management fees, incentive fees, fees paid by Portfolio Companies, carry or other remuneration which are not Subsidiaries of the Persons described in clause (i), excluding any Funds and any Portfolio Companies.

“Apollo Senior Notes” means (i) the 4.000% Senior Notes due 2024 issued by Apollo Management Holdings, L.P., (ii) the 4.400% Senior Notes due 2026 issued by Apollo Management Holdings, L.P. or (iii) any similar series of senior unsecured debt securities, in each case, guaranteed by the members of the Apollo Operating Group.

“Applicable Law” means, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any Governmental Entity applicable to such Person.

“Assets” means all assets, whether, tangible or intangible and whether real, personal or mixed, at any time owned by the Company, including cash and investments acquired by the Manager for the account of the Company in the course of carrying on the activities of the Company, including the lending of money or the purchasing of shares, bonds, debentures, notes, warrants, options or other securities, instruments, rights or any other assets of the Company (whether convertible or exchangeable or not);

“Audit Committee” means a committee of the Board designated as such in accordance with Section 6.15 hereof, and composed entirely of one or more Independent Directors.

“Below Investment Grade Rating Event” means (x) the rating on any series of the Apollo Senior Notes (or, if no Apollo Senior Notes are outstanding or no Apollo Senior Notes are then rated by the applicable Rating Agency, the Company’s long-term issuer rating by such Rating Agency) is lowered by either of the Rating Agencies in respect of a Change of Control and (y) any series of the Apollo Senior Notes (or, if no Apollo Senior Notes are outstanding or no Apollo Senior Notes are then rated by the applicable Rating Agency, the Company’s long-term issuer rating by such Rating Agency) is rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60-day period the rating of any series of the Apollo Senior Notes (or, if no Apollo Senior Notes are outstanding or no Apollo Senior Notes are then rated by the applicable Rating Agency, the Company’s long-term issuer rating by such Rating Agency) is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Company shall request the Rating Agencies to make such confirmation in connection with any Change of Control.

“Beneficial Owner” means, with respect to a Share, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (A) voting power, which includes the power to vote, or to direct the voting of, such Share and/or (B) investment power, which includes the power to dispose, or to direct the disposition of, such Share. The terms “Beneficially Own” and “Beneficial Ownership” have correlative meanings.

“Board” means the Board of Directors of the Company.

“BRH” means BRH Holdings, L.P., a Cayman Islands exempted limited partnership.

“BRH Holdings” means BRH Holdings GP, Ltd, a Cayman Islands exempted company.

“BRH Holdings Cessation Date” has the meaning set forth in Section 3.2(c).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Contribution” means any cash, cash equivalents or the fair market value (as determined by the Manager) of any property or asset that a Member contributes to the Company pursuant to this Agreement.

“Carrying Value” means, with respect to any Company asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Company shall be their respective gross fair market values on the date of contribution as determined by the Manager, and the Carrying Values of all Company assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in United States Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Share by any new or existing Members in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Company assets to a Member; (c) the date a Share is relinquished to the Company; or (d) any other date specified in the United States Treasury Regulations; provided however that adjustments pursuant to clauses (a), (b) (c) and (d) above shall be made only if such adjustments are deemed necessary or appropriate by the Manager to reflect the relative economic interests of the Members. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Income (Loss)” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

“Certificate” means a certificate issued in global form in accordance with the rules and regulations of the Depository Trust Company or in such other form as may be adopted by the Manager, issued by the Company evidencing ownership of one or more Class A Common Shares, Class B Common Shares, Series A Preferred Shares or Series B Preferred Shares or a certificate, in such form as may be adopted by the Manager, issued by the Company evidencing ownership of one or more other securities of the Company.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware, as may be amended, supplemented or restated from time to time.

“Change of Control” means the occurrence of the following:

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Apollo Credit Group to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act, or any successor provision), other than to a Continuing Apollo Person; or

(b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than a Continuing Apollo Person, becomes (i) the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) of a majority of the controlling interests in (A) the Company or (B) one or more entity that, as of the relevant time, is a guarantor to any series of Apollo Senior Notes comprising all or substantially all of the assets of the Apollo Credit Group and (ii) entitled to receive a Majority Economic Interest in connection with such transaction.

“Change of Control Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Charitable Institution” means an organization described in Section 501(c)(3) of the Code (or any corresponding provision of a future United State Internal Revenue law) which is exempt from income taxation under Section 501(a) thereof.

“Charitable Beneficiary” means one or more beneficiaries of a trust as determined pursuant to Section 3.10(d)(vi), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the Manager by which a Member certifies that he, she or it (and if he, she or it is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

“Class A Common Shares” means the Class A Common Shares of the Company (including any non-voting Class A Common Shares held by an Investor or its Affiliates) representing limited liability company interests in the Company, having such rights associated with such Class A Common Shares as set forth in this Agreement and any equity securities issued or issuable in exchange for or with respect to such Class A Common Shares (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Class B Common Shares” means the Class B Common Shares of the Company representing limited liability company interests in the Company, having such rights associated with such Class B Common Shares as set forth in this Agreement and any equity securities issued or issuable in exchange for or with respect to such Class B Common Shares (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Code” means the Internal Revenue Code of 1986, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Common Shares” means the Class A Common Shares and Class B Common Shares.

“Company” has the meaning set forth in the recitals to this Agreement, including any successor entity thereto.

“Company Group” means the Company and each Subsidiary of the Company.

“Company Group Member” means a member of the Company Group.

“Conflicts Committee” means a committee of the Board designated as such in accordance with Section 6.15 hereof, and composed entirely of one or more Independent Directors.

“Continuing Apollo Person” means, immediately prior to and immediately following any relevant date of determination, (a) an individual who is a managing partner, executive or other employee of the Company and/or its subsidiaries who, as of any date of determination each has devoted substantially all of his or her business and professional time to the activities of the members of the Apollo Credit Group and/or their subsidiaries during the 12 month period immediately preceding such date, (b) any Person in which any one or more of such individuals directly or indirectly, singly or as a group, holds a majority of the controlling interests, (c) any Person that is a family member of such individual or individuals or (d) any trust, foundation or other estate planning vehicle for which such individual acts as a trustee or beneficiary (any Person referred to in clause (b), (c) or (d) is referred to as a “Related Party”). Notwithstanding the foregoing, each of the managing partners of the Company and its subsidiaries as of the date hereof and any Related Party of such managing partner shall be deemed to be a Continuing Apollo Person.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contrast or otherwise, and “controlling” and “controlled” shall have meanings correlative thereto.

“Current Market Price” means with respect to any class of Shares as of any date, the average of the daily closing prices per Share of such class for the 20 consecutive Trading Days immediately prior to such date, or as otherwise determined in accordance with Section 3.8(a)(ii).

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing Manager” means a former Manager from and after the effective date of any withdrawal of such former Manager.

“DGCL” means the Delaware General Corporation Law, as amended, supplemented or restated from time to time, and any successor to such statute.

“Director” means a member of the Board.

“Dissolution Event” means an event giving rise to the dissolution of the Company in accordance with Section 9.1.

“Distribution Payment Date” means March 15, June 15, September 15 and December 15 of each year, commencing (a) with respect to the Series A Preferred Shares, on June 15, 2017 and (b) with respect to the Series B Preferred Shares, on June 15, 2018.

“Distribution Period” means the period from and including a Distribution Payment Date to, but excluding, the next Distribution Payment Date, except that (a) the initial Distribution Period with respect to the Series A Preferred Shares commenced on and included March 7, 2017 and (b) the initial Distribution Period with respect to the Series B Preferred Shares commences on and includes March 19, 2018.

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Company Group Member does business or proposes to do business from time to time, and whose status as a Member the Manager determines in its sole discretion does not or would not subject such Company Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“ERISA” means the U.S. Employee Retirement Income Security Law of 1974, as amended, and rules and regulations promulgated thereunder.

“ERISA Person” means any Person which is, or is acting on behalf of, a Plan.

“ERISA Trust” has the meaning set forth in Section 3.10(g).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Fifth Amended and Restated Exchange Agreement, dated as of April 28, 2017, by and among the Company, each member of the Apollo Operating Group, Intermediate Holdings and the other parties thereto.

“Fitch” means Fitch Ratings Inc. or any successor thereto.

“Fund” means any pooled investment vehicle or similar entity sponsored or managed, directly or indirectly, by the Company or any of its Subsidiaries.

“Governmental Entity” means any Federal, state, county, city, local or foreign governmental, administrative or regulatory authority, commission, committee, agency or body (including any court, tribunal or arbitral body).

“Gross Ordinary Income” means the Company’s gross income excluding any gross income attributable to the sale or exchange of “capital assets” as defined in Section 1221 of the Code. Allocations to Series A Holders of Gross Ordinary Income shall consist of a proportionate share of each Company item of Gross Ordinary Income for such Fiscal Year in accordance with each such holder’s Percentage Interest with respect to such holder’s Series A Preferred Shares. Allocations to Series B Holders of Gross Ordinary Income shall consist of a proportionate share of each Company item of Gross Ordinary Income for such Fiscal Year in accordance with each such holder’s Percentage Interest with respect to such holder’s Series B Preferred Shares.

“Group” has the meaning set forth in Section 13(d) of the Exchange Act as in effect on the date of this Agreement.

“Holdings” means AP Professional Holdings, L.P., a Cayman Islands exempted limited partnership.

“Indemnified Person” means: (a) the Manager, (b) any Departing Manager; (c) any Affiliate of the Manager or any Departing Manager; (d) any member, partner, Tax Matters Partner, Partnership Representative, officer, director, employee, agent, fiduciary or trustee of any Company Group Member, the Manager, any Departing Manager or any of their respective Affiliates; (e) any Person who is or was serving at the request of the Manager or any Departing Manager or any of their respective Affiliates as an officer, director, employee, member, partner, Tax Matters Partner, Partnership Representative agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and (f) any Person that the Manager in its sole discretion designates as an “Indemnified Person” for purposes of this Agreement.

“Independent Director” means a Director who meets the then current independence standards required of audit committee members established by the Exchange Act and the rules and regulations of the SEC thereunder and by each National Securities Exchange on which Shares are listed for trading.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, modified, supplemented or restated from time to time.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate a series of the Apollo Senior Notes (or, if no Apollo Senior Notes are outstanding, ceases to assign a long-term issuer rating to the Company) for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Investor” means, each of the APOC Holdings, Ltd., a Cayman Islands exempted company, and California Public Employees’ Retirement System, a unit of the State and Consumer Services Agency of the State of California.

“Junior Shares” means Class A Common Shares and any other equity securities that the Company may issue in the future ranking, as to the payment of distributions, junior to the Series A Preferred Shares and the Series B Preferred Shares.

“Liquidation Preference” means, in respect of any Preferred Shares, the “Liquidation Preference” per Preferred Share specified for such Preferred Shares.

“Liquidator” means one or more Persons selected by the Manager to perform the functions described in Section 9.2 as liquidating trustee of the Company within the meaning of the Delaware Act.

“Majority Economic Interest” means any right or entitlement to receive more than 50% of the equity distributions or partner allocations (whether such right or entitlement results from the ownership of partner or other equity interests, securities, instruments or agreements of any kind) made to all holders of partner or other equity interests in the Apollo Credit Group (other than entities within the Apollo Credit Group).

“Manager” has the meaning set forth in the recitals.

“Member” means any Person owning any Share in the Company, including any Substitute Member or any Person admitted as a Member of the Company in accordance with Article III as a result of an issuance of Shares by the Company to such Person.

“Merger Agreement” has the meaning set forth in Section 11.1.

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act or any other exchange (domestic or foreign, and whether or not so registered) designated by the Manager as a National Securities Exchange.

“Net Income (Loss)” for any tax years means the taxable income or loss of the Company for such period as determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes with the following adjustments; (i) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income (Loss) shall be added to such taxable income or loss; (ii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iii) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (iv) any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income (Loss) pursuant to this definition shall be treated as deductible items.

“Non-citizen Assignee” means a Person whom the Manager has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Shares the Manager has become the Member, pursuant to Section 3.8.

“Nonpayment” has the meaning set forth in Section 13.7(a).

“Operating Group Units” refers to units in the Apollo Operating Group, each of which represent one limited partnership or limited liability company interest, as applicable, in each of the limited partnerships or limited liability companies, as applicable, that comprise the Apollo Operating Group and any other securities issued or issuable in exchange for or with respect to such Operating Group Units (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization. All calculations in respect of the Operating Group Units shall assume that all Operating Group Units shall have vested fully as of the date of determination.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates) acceptable to the Manager.

“Outstanding” means, with respect to Company securities, all Company securities that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than any member of the Apollo Group) Beneficially Owns 20% or more of any class of Outstanding Shares, all Shares owned by such Person or Group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Members to vote on any matter (unless otherwise required by Applicable Law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement; provided, further, that the foregoing limitation shall not apply: (i) to any Person or Group who acquired 20% or more of any Outstanding Shares of any class then Outstanding directly from any member of the Apollo Group; (ii) to any Person or Group who acquired 20% or more of any Outstanding Shares of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the Manager shall have notified such Person or Group in writing that such limitation shall not apply; or (iii) to any Person or Group who acquired 20% or more of any Shares issued by the Company with the prior approval of the Manager; provided, further, that if at any time the Investor or any of its Affiliates Beneficially Owns any Class A Common Shares, no Class A Common Shares Beneficially Owned by the Investor or any of its Affiliates shall be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Members to vote on any matter (unless otherwise required by Applicable Law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement.

“Parity Shares” means any Company securities, including Preferred Shares, that the Company has authorized or issued or may authorize or issue, the terms of which provide that such securities shall rank equally with the Series A Preferred Shares and the Series B Preferred Shares with respect to payment of distributions and distribution of assets upon a Dissolution Event. For purposes of this definition, the Series A Preferred Shares shall be treated as Parity Shares with respect to the Series B Preferred Shares and the Series B Preferred Shares shall be treated as Parity Shares with respect to the Series A Preferred Shares.

“Partnership Representative” means the “partnership representative” as defined in Section 6223 of the Code after amendment by P.L. 114-74.

“Percentage Interest” means, (i) as to any Class A Common Shares held by any Person, the product obtained by multiplying (a) 100% less the percentage applicable to the Shares referred to in clause (iii) by (b) the quotient obtained by dividing (x) the number of such Class A Common Shares held by such Person by (y) the total number of all Outstanding Class A Common Shares, (ii) as to any Class B Common Shares, 0%, and (iii) as to any other Shares, the percentage established for such Shares by the Manager as a part of the issuance of such Shares. The Percentage Interest for any Preferred Units is as set forth in Article XIII and Article XIV, respectively.

“Permitted Jurisdiction” means the United States or any state thereof, Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Gibraltar, Ireland, Italy, Luxembourg, the Netherlands, Switzerland, the United Kingdom or British Crown Dependencies, any other member country of the Organization for Economic Co-operation and Development, or any political subdivision of any of the foregoing.

“Person” shall be construed broadly and includes any individual, corporation, firm, partnership, limited liability company, joint venture, estate, business, association, trust, Governmental Entity or other entity.

“Plan” means (a) an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Part 4 of Subtitle B Title I of ERISA, (b) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code or any Similar Law, or (c) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement pursuant to ERISA, the Code, any applicable Similar Law or otherwise;

“Plan Asset Regulations” means the plan asset regulations of the U.S. Department of Labor, 29 C.F.R. Sec. 2510.3-101 (as modified by Section 3(42) of ERISA);

“Plan of Conversion” has the meaning set forth in Section 11.1.

“Portfolio Company” means any Person in which any Fund owns or has made, directly or indirectly, an “Investment” (as defined in the Strategic Agreement).

“Preferred Shares” means (i) the Series A Preferred Shares, (ii) the Series B Preferred Shares, and (iii) any other class of Shares that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class of Shares in: (i) the right to share profits or losses or items thereof; (ii) the right to share in Company distributions; or (iii) rights upon dissolution or liquidation of the Company.

“Principal” means each of Leon D. Black, Marc J. Rowan and Joshua J. Harris.

“Principal’s Group” means with respect to each Principal, such Principal and (i) such Principal’s spouse, (ii) a lineal descendant of such Principal’s parents, the spouse of any such descendant or a lineal descendent of any such spouse, (iii) a Charitable Institution controlled solely by such Principal and other members of such Principal’s Group, (iv) a trustee of a trust (whether inter vivos or testamentary), all of the current beneficiaries and presumptive remaindermen of which are one or more of such Principal and Persons described in clauses (i) through (iii) of this definition, (v) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by one or more of such Principal and Persons described in clauses (i) through (iv) of this definition, (vi) an individual mandated under a qualified domestic relations order, or (vii) a legal or personal representative of such Principal in the event of his death or Disability. For purposes of this definition, (x) “lineal descendants” shall not include individuals adopted after attaining the age of eighteen (18) years and such adopted Person’s descendants; and (y) “presumptive remaindermen” shall refer to those Persons entitled to a share of a trust’s assets if it were then to terminate. No Principal shall ever be a member of the Principal Group of another Principal. As used herein, “Principal’s Group means individually, any member of a Principal’s Group or, collectively, more than one member of a Principal’s Group.

“Prohibited Owner” has the meaning set forth in Section 3.10(a).

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Company.

“Rating Agency” means:

(a) each of Fitch and S&P; and

(b) if either of Fitch or S&P ceases to rate any series of Apollo Senior Notes (or, if no Apollo Senior Notes are outstanding, ceases to assign a long-term issuer rating to the Company) or fails to make a rating of any series of Apollo Senior Notes (or, if no Apollo Senior Notes are outstanding, the Company’s long-term issuer rating) publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Fitch or S&P, or both, as the case may be.

“Rating Agency Redemption Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization for purposes of assigning equity credit to securities with features similar to the Series B Preferred Shares on March 19, 2018 (the “current methodology”), which change either (a) shortens the period of time during which equity credit pertaining to the Series B Preferred Shares would have been in effect had the current methodology not been changed or (b) reduces the amount of equity credit assigned to the Series B Preferred Shares as compared with the amount of equity credit that such rating agency had assigned to the Series B Preferred Shares as of March 19, 2018.

“Record Date” means the date established by the Manager in its sole discretion for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Members; or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer. The Record Date for distributions on any Series A Preferred Shares is as set forth in Article XIII. The Record Date for distributions on any Series B Preferred Shares is as set forth in Article XIV.

“Record Holder” or “holder” means with respect to any Shares, the Person in whose name such Shares are registered on the books of the Transfer Agent as of the opening of business on a particular Business Day.

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-150141), filed by the Company with the SEC under the Securities Act to register the offering and sale of the Class A Common Shares in the initial offering to the public of the Class A Common Shares.

“Roll-up Agreements” mean the several Roll-up Agreements, each dated as of July 13, 2007, among Holdings, BRH, the Company, APO Corp., a Delaware corporation, and APO Asset Co., LLC, a Delaware limited liability company, on the one hand, and a senior manager of Apollo, on the other hand.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc., or any successor thereto.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and the rules and regulations promulgated thereunder.

“Series A Distribution Rate” means 6.375%.

“Series A Holder” means a holder of Series A Preferred Shares.

“Series A Liquidation Preference” means $25.00 per Series A Preferred Share. The Series A Liquidation Preference shall be the “Liquidation Preference” with respect to the Series A Preferred Shares.

“Series A Liquidation Value” means the sum of the Series A Liquidation Preference and declared and unpaid distributions, if any, to, but excluding, the date of the Dissolution Event on the Series A Preferred Shares.

“Series A Offering Expenses” has the meaning set forth in Section 13.11.

“Series A Preferred Share” means a 6.375% Series A Preferred Share having the designations, rights, powers and preferences set forth in Article XIII.

“Series A Record Date” means, with respect to any Distribution Payment Date, the March 1, June 1, September 1 or December 1, as the case may be, immediately preceding the relevant March 15, June 15, September 15 or December 15 Distribution Payment Date, respectively. These Series A Record Dates shall apply regardless of whether a particular Series A Record Date is a Business Day. The Series A Record Dates shall constitute Record Dates with respect to the Series A Preferred Shares for the purpose of distributions on the Series A Preferred Shares.

“Series A Tax Redemption Event” means, after the date the Series A Preferred Shares are first issued, due to (a) an amendment to, or a change in official interpretation of, the Code, Treasury Regulations promulgated thereunder, or administrative guidance or (b) an administrative or judicial determination, (i) the Company is advised by nationally recognized counsel or a “Big Four” accounting firm that the Company will be treated as an association taxable as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax (other than any tax imposed pursuant to Section 6625 of the Code, as amended by the Bipartisan Budget Act of 2015), or (ii) the Manager files an IRS Form 8832 (or successor form) electing that the Company be treated as an association taxable as a corporation for U.S. federal income tax purposes.

“Series B Distribution Rate” means 6.375%.

“Series B Holder” means a holder of Series B Preferred Shares.

“Series B Liquidation Preference” means $25.00 per Series B Preferred Share. The Series B Liquidation Preference shall be the “Liquidation Preference” with respect to the Series B Preferred Shares.

“Series B Liquidation Value” means the sum of the Series B Liquidation Preference and declared and unpaid distributions, if any, to, but excluding, the date of the Dissolution Event on the Series B Preferred Shares.

“Series B Offering Expenses” has the meaning set forth in Section 14.11.

“Series B Preferred Share” means a 6.375% Series B Preferred Share having the designations, rights, powers and preferences set forth in Article XIV.

“Series B Record Date” means, with respect to any Distribution Payment Date, the March 1, June 1, September 1 or December 1, as the case may be, immediately preceding the relevant March 15, June 15, September 15 or December 15 Distribution Payment Date, respectively. These Series B Record Dates shall apply regardless of whether a particular Series B Record Date is a Business Day. The Series B Record Dates shall constitute Record Dates with respect to the Series B Preferred Shares for the purpose of distributions on the Series B Preferred Shares.

“Series B Tax Redemption Event” means, after the date the Series B Preferred Shares are first issued, due to (a) an amendment to, or a change in official interpretation of, the Code, Treasury Regulations promulgated thereunder, or administrative guidance or (b) an administrative or judicial determination, (i) the Company is advised by nationally recognized counsel or a “Big Four” accounting firm that the Company will be treated as an association taxable as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax (other than any tax imposed pursuant to Section 6625 of the Code, as amended by the Bipartisan Budget Act of 2015) or (ii) the Manager files an IRS Form 8832 (or successor form) electing that the Company be treated as an association taxable as a corporation for U.S. federal income tax purposes.

“Share” means a share of capital stock or other equity interests (including, the Class A Common Shares, the Class B Common Shares, the Series A Preferred Shares and the Series B Preferred Shares) of the Company or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, capital stock or other equity interests of the Company then outstanding.

“Share Designation” means, with respect to any additional Shares that may be issued by the Company in one or more classes in accordance with the terms of this Agreement, such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes of Shares), as shall be fixed by the Manager and reflected in a written action or actions approved by the Manager.

“Shareholders Agreement” means the Shareholders Agreement, dated as of July 13, 2007, by and among the Company, Holdings, BRH, Black Family Partners, L.P., a Delaware limited partnership, MJR Foundation LLC, a New York limited liability company, and each of the Principals, as it may be amended, supplemented or restated from time to time.

“Similar Law” means any state, local, non-U.S. or other laws or regulations that would have the same effect as the Plan Asset Regulations so as to cause the underlying assets of the Company to be treated as assets of an investing entity by virtue of its investment (or any beneficial interest) in the Company and thereby subject the Company and the Manager (or other Persons responsible for the investment and operation of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Special Approval” means either (a) approval by a majority of the members of the Conflicts Committee, as applicable, or (b) approval by the vote of the Record Holders of a majority of the voting power of the Outstanding Voting Shares (excluding Voting Shares owned by the Manager and its Affiliates).

“Subsidiary” or “Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person. The term “Subsidiary” does not include at any time any Funds or Portfolio Companies.

“Substantially All Merger” means a merger or consolidation of one or more members of the Apollo Operating Group with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the combined assets of the Apollo Operating Group taken as a whole to a Person that is not a member of the Apollo Operating Group immediately prior to such transaction.

“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance, in one or a series of related transactions, directly or indirectly, of all or substantially all of the assets of the Apollo Operating Group taken as a whole to a Person that is not a member of the Apollo Operating Group immediately prior to such transaction.

“Substitute Member” means a Person who is admitted as a Member of the Company pursuant to Article III as a result of a Transfer of Shares to such Person.

“Surviving Business Entity” has the meaning set forth in Section 11.2(a)(ii).

“Tax Matters Partner” means the “tax matters partner” as defined in the Code prior to amendment by P.L. 114-74.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of July 13, 2007, by and among APO Corp., Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VI, L.P., a Delaware limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (together with all other Persons in which APO Corp. acquires a partnership interest, member interest or similar interest after the date thereof and who becomes party thereto by execution of a joinder) and the Principals, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

“Trading Day” means a day on which the principal National Securities Exchange on which such Shares of any class are listed or admitted to trading is open for the transaction of business or, if Shares of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“Transfer” means a direct or indirect sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

“Transfer Agent” means, with respect to any class of Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Company shall act in such capacity.

“Trust” has the meaning set forth in Section 11.2(g).

“Trustee” means the Person unaffiliated with the Company that is appointed by the Manager to serve as trustee of an ERISA Trust.

“Voting Power” means the aggregate number of votes that may be cast by holders of Voting Shares Outstanding as of the relevant Record Date.

“Voting Preferred Shares” has the meaning set forth in Section 13.7(a).

“Voting Share” means a Class A Common Share (other than any Class A Common Shares Beneficially Owned by the Investor or any of its Affiliates), a Class B Common Share and any other Share of the Company that is designated as a “Voting Share” from time to time. For the avoidance of doubt, (a) as set forth in Article XIII, the Series A Preferred Shares are not designated as “Voting Shares” and (b) as set forth in Article IV, the Series B Preferred Shares are not designated as “Voting Shares.”

“2007 Omnibus Incentive Plan” means the Company’s 2007 Omnibus Equity Incentive Plan, as amended, restated, supplemented or otherwise modified from time to time.

Section 1.2 Interpretation. In this Agreement, unless the context otherwise requires:

(a) words importing the singular include the plural and vice versa;

(b) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

(c) a reference to a clause, party, annex, exhibit or schedule is a reference to a clause of, and a party, annex, exhibit and schedule to this Agreement, and a reference to this Agreement includes any annex, exhibit and schedule hereto;

(d) a reference to a statute, regulations, proclamation, ordinance or by-law includes all statues, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Governmental Entity with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under the statute;

(e) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(f) a reference to a party to a document includes that party’s successors, permitted transferees and permitted assigns;

(g) the use of the term “including” means “including, without limitation”;

(h) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole, including the annexes, schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement;

(i) the title of and the section and paragraph headings used in this Agreement are for convenience of reference only and shall not govern of affect the interpretation of any of the terms or provisions in this Agreement;

(j) where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates;

(k) the language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party; and

(l) unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date; provided, that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date (for example, one month following February 18 is March 18, and one month following March 31 is May 1).

ARTICLE II

ORGANIZATION

Section 2.1 Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Shares shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.

Section 2.2 Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act, such filing being hereby confirmed, ratified and approved in all respects. The Manager shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of

Delaware or any other state in which the Company may elect to do business or own property. To the extent that the Manager determines such action to be necessary or appropriate, the Manager shall direct the appropriate officers of the Company to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property, and any such officer so directed shall be an “authorized person” of the Company within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. Subject to Section 3.9(a), the Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Section 2.3 Name. The name of the Company shall be “Apollo Global Management, LLC.” The Company’s business may be conducted under any other name or names, as determined by the Manager. The words “Limited Liability Company”, “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Manager may change the name of the Company at any time and from time to time by filing an amendment to the Certificate of Formation (and upon any such filing this Agreement shall be deemed automatically amended to change the name of the Company) and shall notify the Members of such change in the next regular communication to the Members.

Section 2.4 Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Manager, the registered office of the Company in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be Corporation Service Company. The principal office of the Company shall be located at 9 West 57th Street, 43rd Floor, New York, New York 10019 or such other place as the Manager may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Manager determines to be necessary or appropriate.

Section 2.5 Purposes. The purpose and nature of the business to be conducted by the Company shall be to: (a) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Manager in its sole discretion and that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; and (b) do anything necessary or appropriate in furtherance of Section 2.5(a), including the making of capital contributions or loans to a Company Group Member. To the fullest extent permitted by Applicable Law, the Manager shall have no duty or obligation to propose or approve, and may decline to propose or approve, the conduct by the Company of any business free of any duty (including any fiduciary duty) or obligation whatsoever to the Company or any Member and, in declining to so propose or approve, shall not be deemed to have breached this Agreement, any other agreement contemplated hereby, the Delaware Act or any other provision of Applicable Law.

Section 2.6 Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.5(a) and for the protection and benefit of the Company.

Section 2.7 Power of Attorney.

(a) Each Member and Record Holder hereby constitutes and appoints the Manager and, if a Liquidator (other than the Manager) shall have been selected pursuant to Section 9.2, the Liquidator, severally (and any successor to the Liquidator by merger, Transfer, assignment, election or otherwise) and each of their authorized managers, officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(A) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Manager or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

(B) all certificates, documents and other instruments that the Manager, or the Liquidator, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

(C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Manager or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation and termination of the Company pursuant to the terms of this Agreement;

(D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Article III or Article IX (including, without limitation, issuance and cancellations of Class B Common Shares pursuant to Section 3.2);

(E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class of Shares issued pursuant to Section 3.2; and

(F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company pursuant to Article XI; and

(ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Manager or the Liquidator determines to be necessary or appropriate to: (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement; or (B) effectuate the terms or intent of this Agreement; provided, that when required by Section 10.3 or any other provision of this Agreement that establishes a percentage of the Members or of the Members of any class or series required to take any action, the Manager, or the Liquidator, may exercise the power of attorney made in this Section 2.7(a) only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such class or series, as applicable.

(b) Nothing contained in this Section 2.7 shall be construed as authorizing the Manager, or the Liquidator, to amend, change or modify this Agreement except in accordance with Article X or as may otherwise be provided in this Agreement.

(c) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by Applicable Law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member or Record Holder and the Transfer of all or any portion of such Member or Record Holder’s Shares and shall extend to such Member or Record Holder’s heirs, successors, assigns and personal representatives. Each such Member or Record Holder hereby agrees to be bound by any representation made by the Manager, or the Liquidator, pursuant to such power of attorney; and each such Member or Record Holder, to the maximum extent permitted by Applicable Law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Manager, or the Liquidator, taken in good faith under such power of attorney in accordance with this Section 2.7. Each Member and Record Holder shall execute and deliver to the Manager, or the Liquidator, within 15 days after receipt of the request therefor, such further designations, powers of attorney and other instruments as such Manager or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.8 Term. The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Delaware Act and shall continue until the dissolution of the Company in accordance with the provisions of Article IX. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.9 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company one or more of its Affiliates or one or more nominees, as the Manager may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE III

MEMBERS AND SHARES

Section 3.1 Members.

(a) (a) A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Share and becomes the Record Holder of such Share in accordance with the provisions of this Article III. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring a Share.

(b) The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(c) Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

(d) Subject to Article XI and Sections 3.8 and 3.10, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to withdraw from the Company; provided, however, that when a transferee of a Member’s Shares becomes a Record Holder of such Shares, such Transferring Member shall cease to be a member of the Company with respect to the Shares so Transferred.

(e) Except to the extent expressly provided in this Agreement (including any Share Designation):

(i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent that distributions, if any, made pursuant to this Agreement or upon dissolution of the Company may be considered as such by Applicable Law and then only to the extent provided for in this Agreement;

(ii) no interest shall be paid by the Company on Capital Contributions; and

(iii) except for any member of the Apollo Group, no Member, in its capacity as such, shall participate in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

(f) Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group, and none of the same shall constitute a breach of this Agreement or any duty (including fiduciary duties) otherwise existing at law, in equity or otherwise to any Company Group Member or Member. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

Section 3.2 Authorization to Issue Shares.

(a) The Company may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Manager shall determine, all without the approval of any Member. Each Share shall have the rights and be governed by the provisions set forth in this Agreement (including any Share Designation). Except to the extent expressly provided in this Agreement (including any Share Designation), no Share shall entitle any Member to any preemptive, preferential, or similar rights with respect to the issuance of Shares.

(b) As of the date of this Agreement, four classes of Shares have been designated: Class A Common Shares, Class B Common Shares, Series A Preferred Shares and Series B Preferred Shares. Subject to Article XII, Article XIII and Article XIV, the Shares shall entitle the Record Holders thereof to vote on any and all matters submitted for the consent or approval of Members generally. The Company has entered into the Shareholders Agreement, which provide certain rights to the other parties thereto, including, without limitation, certain registration rights relating to the Shares. The Company, Holdings and the other parties thereto have entered into an Exchange Agreement which provides for the exchange by Holdings of Operating Group Units, on the one hand, for Class A Common Shares (or, at the election of the Company, cash), on the other hand.

(c) On July 13, 2007, the Company issued one (1) Class B Common Share to BRH Holdings. On any date BRH Holdings may in its sole discretion elect to give up its Class B Common Share (the “BRH Holdings Cessation Date”), and the Company shall issue one (1) Class B Common Share to each holder of record on such date of an Operating Group Unit (other than the Company and its Subsidiaries) for each Operating Group Unit held, whether or not such Operating Group Unit is vested. In addition, on each date following the BRH Holdings Cessation Date that any Person that is not already a holder of a Class B Common Share shall become a holder of record of an

Operating Group Unit (other than the Company and its Subsidiaries), whether or not such Operating Group Unit is vested, the Company shall issue one (1) Class B Common Share to such Person on such date for each Operating Group Unit held. In the event that a holder of a Class B Common Share shall subsequent to the BRH Holdings Cessation Date cease to be the record holder of any such Operating Group Unit, the Class B Common Share held by such holder with respect to such Operating Group Unit shall be automatically cancelled without any further action of any Person and such holder shall cease to be a Member with respect to such Class B Common Share so cancelled. Upon the issuance to it of a Class B Common Share, each holder thereof shall automatically and without further action be admitted to the Company as a Member of the Company.

(d) On March 7, 2017, the Company issued 11,000,000 Series A Preferred Shares in an underwritten public offering.

(e) On the date of this Agreement, the Company shall issue 12,000,000 Series B Preferred Shares in an underwritten public offering.

(f) The Manager may, without the consent or approval of any Members, amend this Agreement and make any filings under the Delaware Act or otherwise to the extent the Manager determines that it is necessary or desirable in order to effectuate any issuance of Shares pursuant to this Article III, including, without limitation, an amendment of Section 3.2(b).

Section 3.3 Certificates.

(a) Notwithstanding anything otherwise to the contrary herein, unless the Manager shall determine otherwise in respect of some or all of any or all classes of Shares, Shares shall not be evidenced by certificates.

(b) In the event that Certificates are issued:

(i) such Certificates shall be executed on behalf of the Company by the Manager (and by any authorized officer of the Company on behalf of the Manager).

(ii) No Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Manager elects to issue certificates evidencing Shares in global form, the certificates evidencing Shares shall be valid upon receipt of a certificate from the Transfer Agent certifying that the certificates evidencing the Shares have been duly registered in accordance with the directions of the Company.

(iii) If any mutilated Certificate is surrendered to the Transfer Agent, the authorized officers of the Company, on behalf of the Manager, shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered.

(iv) The authorized officers of the Company, on behalf of the Manager, shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(A) makes proof by affidavit, in form and substance satisfactory to the Manager, that a previously issued Certificate has been lost, destroyed or stolen;

(B) requests the issuance of a new Certificate before the Manager has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(C) if requested by the Manager, delivers to the Manager a bond, in form and substance satisfactory to the Manager, with surety or sureties and with fixed or open penalty as the Manager may direct to indemnify the Company, the Manager and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(D) satisfies any other reasonable requirements imposed by the Manager.

(v) If a Member fails to notify the Manager within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a Transfer of the Shares represented by the Certificate is registered before the Manager or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Manager, the Company or the Transfer Agent for such Transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section 3.3, the Manager may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent and the Manager) connected therewith.

Section 3.4 Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by Applicable Law, including any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Person on the other, such representative Person shall be deemed the Record Holder of such Share.

Section 3.5 Registration and Transfer of Shares.

(a) No Share shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article III. Any Transfer or purported Transfer of a Share not made in accordance with this Article III shall be null and void.

(b) Nothing contained in this Agreement shall be construed to prevent a disposition by any equityholder of the Manager of any or all of the issued and outstanding equity interests in the Manager.

(c) The authorized officers of the Company shall keep or cause to be kept a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 3.5(d), the Company will provide for the registration and Transfer of Shares. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Shares and Transfers of such Shares as herein provided.

(d) In furtherance, and not in limitation, of this Section 3.5, in the event that Shares are evidenced by Certificates, the provisions of this Section 3.5(c) shall apply to any Transfer of Shares and the Company shall not recognize Transfers of a Certificate unless such Transfers are effected in the manner described in this Section 3.5. Upon surrender of a Certificate for registration of Transfer of any Shares evidenced by a Certificate to the Company, and subject to the provisions of this Section 3.5(d), the authorized officers of the Company, on behalf of the Manager, shall execute and deliver, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as was evidenced by the Certificate so surrendered. Except as otherwise provided in Section 3.7, the Company shall not recognize any Transfer of Shares evidenced by Certificates until the Certificates evidencing such Shares are surrendered for registration of such Transfer. No charge shall be imposed by the Manager for such Transfer; provided that as a condition to the issuance of any new Certificate under this Section 3.5, the Manager may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(e) Shares shall be freely transferable subject to the following: (i) the foregoing provisions of this Section 3.5; (ii) Section 3.4; (iii) Section 3.6; (iv) Section 3.10; (v) with respect to any series of Shares, the provisions of any Share Designations, or amendments to this Agreement establishing such series; (vi) any contractual provisions that are binding on any Member; and (vii) any provisions of Applicable Law, including the Securities Act.

Section 3.6 Restrictions on Transfers.

(a) Except as provided in Section 3.6(c) below, but notwithstanding the other provisions of this Article III, no Transfer of any Shares shall be made if such Transfer would:

(i) violate the then Applicable Law, including U.S. federal or state securities laws or rules and regulations of the SEC, any state securities commission or any other applicable securities laws of a Governmental Entity (including those outside the jurisdiction of the U.S.) with jurisdiction over such Transfer or have the effect of rendering unavailable any exemption under Applicable Law relied upon for a prior transfer of such Shares;

(ii) terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation;

(iii) cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed);

(iv) require the Company to be subject to the registration requirements of the Investment Company Act; or

(v) result in (A) all or any portion of the Assets of the Company becoming or being deemed to be “plan assets” (pursuant to ERISA, the Code or any applicable Similar Law or otherwise) of any existing or contemplated Member or be subject to the provisions of ERISA, Section 4975 of the Code, or any applicable Similar Law, or (B) the Manager becoming or being deemed to be a fiduciary with respect to any existing or contemplated Member pursuant to ERISA, the Code, any applicable Similar Law or otherwise.

(b) The Manager may impose restrictions on the Transfer of Shares if it receives an Opinion of Counsel that such restrictions are necessary or advisable to avoid a significant risk of the Company becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes. The Manager may impose such restrictions by amending this Agreement without the approval of the Members.

(c) Nothing contained in this Article III, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed for trading.

(d) By acceptance of the Transfer of any Share, and subject to compliance with Sections 3.5 and 3.6 with respect to such Transfer, each transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person): (i) shall be admitted to the Company as a Substitute Member with respect to the Shares so Transferred to such transferee when any such

Transfer or admission is reflected in the books and records of the Company; (ii) shall be deemed to agree to be bound by the terms of this Agreement; (iii) shall become the Record Holder of the Shares so Transferred; (iv) grants powers of attorney to the officers of the Company and any Liquidator of the Company, as specified herein; and (v) makes the consents and waivers contained in this Agreement.

(e) Any Transfer of a Share shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Member pursuant to this Article III.

(f) The Transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

(g) For the avoidance of doubt, the restrictions on the Transfer of Shares contained herein shall be in addition to restrictions on the Transfer of Shares applicable to a Member pursuant to the terms of any agreement entered into among the Company and such Member.

Section 3.7 Citizenship Certificates; Non-citizen Assignees.

(a) If any Company Group Member is or becomes subject to any Applicable Law that, in the determination of the Manager in its sole discretion, creates a substantial risk of cancellation or forfeiture of any property in which the Company Group Member has an interest based on the nationality, citizenship or other related status of any Member, the Manager may request any Member (or, in the case of a Member that is an entity, its direct or indirect equity owners, as required) to furnish to the Manager, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Member is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such other Person) as the Manager may request. If a Member fails to furnish to the Manager within such 30-day period such Citizenship Certification or other requested information, or if upon receipt of such Citizenship Certification or other requested information the Manager determines, with the advice of counsel, that a Member is not an Eligible Citizen, the Shares owned by such Member shall be subject to redemption in accordance with the provisions of Section 3.8. The Manager also may require in its sole discretion that the status of any such Member be changed to that of a Non-citizen Assignee and, thereupon, the Manager (or its designee) shall be substituted for such Non-citizen Assignee as the Member in respect of such Shares.

(b) Upon dissolution of the Company, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 9.3 but shall be entitled to the cash equivalent thereof, and the Company shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of the distribution in kind. Such payment and assignment shall be treated for the Company’s purposes as a purchase by the Company from the Non-citizen Assignee of their Shares (representing their right to receive such share of such distribution in kind).

(c) At any time after such Member can and does certify that they have become an Eligible Citizen, a Non-citizen Assignee may, upon application to the Manager, request that with respect to any Shares of such Non-citizen Assignee not redeemed pursuant to Section 3.8, such Non-citizen Assignee be admitted as a Member, and upon approval of the Manager in its sole discretion, such Non-citizen Assignee shall be admitted as a Member and shall no longer constitute a Non-citizen Assignee and the Manager (or its designee) shall cease to be deemed to be the Member in respect of the Non-citizen Assignee’s Shares.

Section 3.8 Redemption of Shares of Non-citizen Assignees.

(a) If at any time a Member fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 3.7(a), or if upon receipt of such Citizenship Certification or other information the Manager determines, with the advice of counsel, that a Member is not an Eligible Citizen, the Manager, in its sole discretion, may cause the Company to, unless the Member establishes to the satisfaction of the Manager that such Member is an Eligible Citizen or has Transferred his, her or its Shares to a Person who is an Eligible Citizen and such Person furnishes a Citizenship Certification to the Manager prior to the date fixed for redemption as provided below, redeem the Shares of such Member as follows:

(i) The Manager shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Member, at his last address designated on the records of the Company or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the redeemable Shares, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon the redemption of the redeemable Shares (or, if later in the case of redeemable Shares evidenced by Certificates, upon surrender of the Certificates evidencing such redeemable Shares) and that on and after the date fixed for redemption no further allocations or distributions to which the Member would otherwise be entitled in respect of the redeemable Shares will accrue or be made.

(ii) The aggregate redemption price payable by the Company for Shares redeemable under this Section 3.8 shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Shares of the class to be so redeemed multiplied by the number of Shares of each such class included among the redeemable Shares, as determined by the Manager in its sole discretion. Prior to such time as the Shares are listed on a National Securities Exchange, the Current Market Price shall be determined by the Manager in its sole discretion. The redemption price shall be paid as determined by the Manager in its sole discretion, in cash or by delivery of a promissory note of the Company in the principal amount of the redemption price, bearing interest at the rate of 7% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii) The Member (or its duly authorized representative) shall be entitled to receive the payment for the redeemable Shares at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of redeemable Shares evidenced by Certificates, upon surrender by or on behalf of the Member, at the place specified in the notice of redemption, of the certificates, evidencing the redeemable Shares, duly endorsed in blank or accompanied by an assignment duly executed in blank).

(iv) After the redemption date, redeemable Shares shall no longer constitute Outstanding Shares.

(b) The provisions of this Section 3.8 shall also be applicable to Shares held by a Member as nominee of a Person determined to be other than an Eligible Citizen.

(c) Nothing in this Section 3.8 shall prevent the recipient of a notice of redemption from Transferring his Shares before the redemption date if such Transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a Transfer, the Manager shall withdraw the notice of redemption; provided, the transferee of such Shares certifies to the satisfaction of the Manager in a Citizenship Certification that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

Section 3.9 Rights of Members.

(a) In addition to other rights provided by this Agreement or by Applicable Law, and except as limited by Section 3.4(b), each Member shall have the right, for a purpose reasonably related to such Member’s interest as a Member in the Company, upon reasonable written demand stating the purpose of such demand and at such Member’s own expense:

(i) promptly after its becoming available, to obtain a copy of the Company’s U.S. federal, state and local income tax returns for each year; and

(ii) to obtain a copy of this Agreement and the Certificate of Formation and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed.

(b) The Manager may keep confidential from the Members, for such period of time as the Manager determines in its sole discretion: (i) any information that the Manager believes to be in the nature of trade secrets; or (ii) other information the disclosure of which the Manager believes: (A) is not in the best interests of the Company Group; (B) could damage the Company Group or its business; or (C) that any Company Group Member is required by Applicable Law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company, the primary purpose of which is to circumvent the obligations set forth in this Section 3.9).

Section 3.10 ERISA Ownership Limitations.

(a) Unless permitted by the Manager pursuant to a written waiver, any purported acquisition or holding of a Share with the assets of any Plan will be void and shall have no force and effect. In addition, if any ERISA Person acquires or holds Shares in violation of the foregoing sentence, (i) the Shares acquired or held by such ERISA Person shall be deemed to be “Shares-in-Trust” to prevent the Assets from being treated as “plan assets” that are subject to Title I of ERISA, Section 4975 of the Code or any Similar Laws; (ii) such Shares shall be transferred automatically and by operation of law to an ERISA Trust (as described below); and (iii) the ERISA Persons purportedly owning such Shares-in-Trust (the “Prohibited Owner”) shall submit such Shares for registration in the name of the ERISA Trust. Such transfer to an ERISA Trust and the designation of Shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the event that otherwise could have caused the Assets to be treated as “plan assets” that are subject to Title I of ERISA, Section 4975 of the Code or any Similar Laws. The Manager shall not permit a waiver of the type described in the first sentence of this Section 3.10(a) unless the Person for which such waiver is provided represents to the Manager in writing, or the Manager otherwise determines, that such purchase and holding of Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Laws and will not cause the Assets to be treated as “plan assets” or equity participation in the Company by “benefit plan investors” to be “significant” (within the meaning of the Plan Asset Regulation).

(b) During the period prior to the discovery of the existence of the ERISA Trust, any transfer of Shares by an ERISA Person to a non-ERISA Person shall reduce the number of Shares-in-Trust on a one-for-one basis, and to that extent such Shares shall cease to be designated as Shares-in-Trust. After the discovery of the existence of the ERISA Trust, but prior to the redemption of all discovered Shares-in-Trust and/or the submission of all discovered Shares-in-Trust for registration in the name of the ERISA Trust, any transfer of Shares by an ERISA Person to a non-ERISA Person shall reduce the number of Shares-in-Trust on a one-for-one basis, and to that extent such Shares shall cease to be designated as Shares-in-Trust.

(c) If any Shares are deemed “Shares-in-Trust,” the Prohibited Owner shall immediately cease to own any right or interest with respect to such Shares and the Company will have the right to repurchase such Shares-in-Trust for an amount equal to their Current Market Price, which proceeds shall be payable to the Prohibited Owner.

(d) (i) Upon any purported transfer or other event that would result in a transfer of Shares to an ERISA Trust, such Shares shall be deemed to have been transferred to a Trustee as trustee of such ERISA Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported transfer or other event that results in the transfer to the ERISA Trust. Each Charitable Beneficiary shall be designated by the Company as provided below.

(ii) Shares held by the Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the Shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to any distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the ERISA Trust.

(iii) The Trustee shall have all consent rights and rights to distributions with respect to Shares held in the ERISA Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Manager that the Shares have been transferred to the ERISA Trustee shall be paid by the recipient of such distribution to the Trustee upon demand and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no consent rights with respect to Shares held in the ERISA Trust and, effective as of the date that the Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (A) to rescind as void any consent cast by a Prohibited Owner prior to the discovery by the Manager that the Shares have been transferred to the Trustee and (B) to recast such consent in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary, provided that if the Company has already taken irreversible action, then the Trustee shall not have the authority to rescind and recast such consent. Notwithstanding the foregoing, until the Manager has received notification that Shares have been transferred into an ERISA Trust, the Manager shall be entitled to rely on its Shares transfer and other Company records for purposes of preparing lists of Record Holders entitled to consent at meetings, determining the validity and authority of proxies and otherwise obtaining consents of Members.

(iv) Within 20 days of receiving notice from the Manager that Shares have been transferred to the ERISA Trust, the Trustee of the ERISA Trust shall sell the Shares held in the ERISA Trust to a Person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth herein. Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided herein. The Prohibited Owner shall receive the lesser of (A) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the ERISA Trust (e.g., in the case of a gift, devise or other such transaction), the Current Market Price of the Shares on the day of the event causing the Shares to be held in the ERISA Trust and (B) the price received by the Trustee from the sale or other disposition of the Shares held in the ERISA Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then (X) such Shares shall be deemed to have been sold on behalf of the ERISA Trust and (Y) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive hereunder, such excess shall be paid to the Trustee upon demand.

(v) Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (1) the price per Share in the transaction that resulted in such transfer to the ERISA Trust (or, in the case of a devise or gift, the Current Market Price at the time of such devise or gift) and (2) the Current Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Trustee has sold the Shares held in the ERISA Trust. Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(vi) By written notice to the Trustee, the Manager shall designate one or more non-profit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Shares held in the ERISA Trust would not violate the restrictions set forth herein in the hands of such Charitable Beneficiary.

(e) The provisions of Section 3.10 shall cease to apply and all Shares-in-Trust shall cease to be designated as Shares-in Trust and shall be returned, automatically and by operation of law, to their Prohibited Owners, all of which shall occur at such time as Shares qualify as a class of “publicly-offered securities” within the meaning of the Plan Asset Regulations.

ARTICLE IV

SPLITS AND COMBINATIONS

Section 4.1 Splits and Combinations.

(a) Subject to Section 4.1(d), the Company may make a pro rata distribution of Shares of any class or series to all Record Holders of such class or series of Shares, or may effect a subdivision or combination of Shares of any class or series so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Share basis (including voting rights) or stated as a number of Shares are proportionately adjusted.

(b) Whenever such a distribution, subdivision or combination of Shares is declared, the Manager shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Manager also may cause a firm of independent public accountants selected by it to calculate the number of Shares to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Manager shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) In the event that Certificates are issued, promptly following any such distribution, subdivision or combination, the Company may issue new Certificates to the Record Holders of Shares or options, rights, warrants or appreciation rights relating to Shares as of the applicable Record Date representing the new number of Shares or options, rights, warrants or appreciation rights relating to Shares held by such Record Holders, or the Manager may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Outstanding Shares or outstanding options, rights, warrants or appreciation rights relating to Shares, the Company shall require, as a condition to the delivery to a Record Holder of any such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d) The Company shall not issue fractional Shares upon any distribution, subdivision or combination of Shares. If a distribution, subdivision or combination of Shares would otherwise result in the issuance of fractional Shares, each fractional Share shall be rounded to the nearest whole Share (and a 0.5 Share shall be rounded to the next higher Share).

ARTICLE V

CAPITAL ACCOUNTS; ALLOCATIONS OF TAX ITEMS; DISTRIBUTIONS

Section 5.1 Maintenance of Capital Accounts; Allocations.

(a) There shall be established for each Member on the books of the Company as of the date such Member becomes a Member a capital account (each being a “Capital Account”). Each Capital Contribution by any Member, if any, shall be credited to the Capital Account of such Member on the date such Capital Contribution is made to the Company. In addition, each Member’s Capital Account shall be (a) credited with, in respect of any Class A Common Shares held by such Member, (i) such Member’s allocable share of any Net Income of the Company, and (ii) the amount of any Company liabilities that are assumed by the Member or secured by any Company property distributed to the Member, (b) debited with (i) the amount of distributions (and deemed distributions) to such Member of cash or the fair market value of other property so distributed, (ii) in respect of any Class A Common Shares held by such Member, such Member’s allocable share of Net Loss of the Company and expenditures of the Company described or treated under Section 704(b) of the Code as described in Section 705(a)(2)(B) of the Code, and (iii) in respect of any Class A Common Shares held by such Member, the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by the Member to the Company and (c) otherwise maintained in accordance with the provisions of the Code and the United States Treasury Regulations promulgated thereunder. Any other item which is required to be reflected in a Member’s Capital Account under Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected. The Manager shall make such adjustments to Capital

Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Member’s interest in the Company. Interest shall not be payable on Capital Account balances. Notwithstanding anything to the contrary contained in this Agreement, the Manager shall maintain the Capital Accounts of the Members in accordance with the principles and requirements set forth in Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder. The Capital Account of each holder of Class B Common Shares shall at all times be zero, except to the extent such holder also holds Shares other than Class B Common Shares. The Capital Account balance of a Member with respect to each Series A Preferred Share held by such Member shall equal the Liquidation Preference per Series A Preferred Share as of the date such Series A Preferred Share is initially issued and shall be increased as set forth in Article XIII. The Capital Account balance of a Member with respect to each Series B Preferred Share held by such Member shall equal the Liquidation Preference per Series B Preferred Share as of the date such Series B Preferred Share is initially issued and shall be increased as set forth in Article XIV.

(b) Subject to Article XIII and Article XIV, Net Income (Loss) of the Company for each tax year shall be allocated among the Capital Accounts of the Members that hold Class A Common Shares in a manner that as closely as possible gives economic effect to the manner in which distributions are made to such Members pursuant to the provisions of Sections 5.2(e) and 9.3.

(c) All items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members that hold Class A Common Shares for U.S. federal, state and local income tax purposes consistent with the manner that the corresponding constituent items of Net Income (Loss) shall be allocated among the Members that hold Class A Common Shares pursuant to this Agreement, except as may otherwise be provided herein (including pursuant to Article XIII and Article XIV) or by the Code. Notwithstanding the foregoing, the Manager in its sole discretion shall make such allocations for tax purposes as may be needed to ensure that allocations are in accordance with the interests of the Members in the Company, within the meaning of the Code and United States Treasury Regulations. The Manager shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. For the proper administration of the Company and for the preservation of uniformity of Shares (or any portion or class or classes thereof), the Manager may (i) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of United States Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of Shares (or any portion or class or classes thereof), and (ii) adopt and employ or modify such conventions and methods as the Manager determines in its sole discretion to be appropriate for (A) the determination for tax purposes of items of income, gain, loss, deduction and credit and the allocation of such items among Members and between transferors and transferees under this Agreement and pursuant to the Code and the United States Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Members, (C) the valuation of Company assets and the determination of tax basis, (D) the allocation of asset values and tax basis, (E) the adoption and maintenance of accounting methods and (F) taking into account differences between the Carrying Values of Company assets and such asset adjusted tax basis pursuant to Section 704(c) of the Code and the United States Treasury Regulations promulgated thereunder.

(d) Allocations that would otherwise be made to a Member under the provisions of this Article V, Article XIII and Article XIV shall instead be made to the beneficial owner of Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Manager in its sole discretion.

Section 5.2 Distributions to Record Holders.

(a) Subject to Article XIII, Article XIV and the applicable provisions of the Delaware Act, the Manager may, in its sole discretion, at any time and from time to time, declare, make and pay distributions of cash or other assets to the Members. Subject to the terms of any Share Designation, distributions shall be paid to Members in accordance with their respective Percentage Interests as of the Record Date selected by the Manager. Notwithstanding anything otherwise to the contrary herein, the Company shall not make or pay any distributions of cash or other assets with respect to (i) the Class B Common Share except for distributions consisting only of additional Class B Common Shares paid proportionally with respect to each outstanding Class B Common Share, (ii) the Series A Preferred Shares except for distributions in accordance with Article XIII, and (iii) the Series B Preferred Shares except for distributions in accordance with Article XIV.

(b) Notwithstanding Section 5.2(a), in the event of the dissolution and liquidation of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 9.3.

(c) Pursuant to Section 8.4, the Company is authorized to withhold from payments or other distributions to the Members, and to pay over to any U.S. federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any other Applicable Law.

(d) Each distribution in respect of any Shares shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Shares as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

ARTICLE VI

MANAGEMENT AND OPERATION OF BUSINESS

Section 6.1 Management.

(a) The Manager shall conduct, direct and manage all activities of the Company for so long as the Apollo Group Beneficially Owns at least 10% of the Voting Power. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in the Manager, and no other Member shall have any management power over the business and affairs of the Company. In the event that the Apollo Group no longer Beneficially Owns, in the aggregate, 10% or more of the Voting Power of the Company, the Board or its designee shall conduct, direct and manage all activities of the Company or, as contemplated under Section 6.3, shall exercise all of the powers granted to the Manager hereunder.

(b) In addition to the powers now or hereafter granted to the Manager under any other provision of this Agreement, the Manager, subject to Section 6.1(a) and Section 6.2, shall have full power and authority to do all things and on such terms as it determines, in its sole discretion, to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.6 and to effectuate the purposes set forth in Section 2.5, including without limitation the power to:

(i) vest in the Board any or all powers over the business and affairs of the Company, as the Manager determines, in its sole discretion;

(ii) make any expenditures, lend or borrow money, assume or guarantee, or otherwise contract for, indebtedness and other liabilities, issue evidences of indebtedness, including indebtedness that is convertible or exchangeable into Company securities or options, rights, warrants or appreciation rights relating to Company securities, and incur any other obligations;

(iii) make tax, regulatory and other filings, or render periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(iv) acquire, dispose of, mortgage, pledge, encumber, hypothecate or exchange any or all of the assets of the Company or merge or otherwise combine the Company with or into another Person (subject, however, to any prior approval that may be required by Section 6.2, Article XI, Article XIII and Article XIV);

(v) use the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the distribution of Company cash, the financing of the conduct of the operations of the Company Group; subject to applicable securities laws, the lending of funds to other Persons; the repayment or guarantee of obligations of any Company Group Member and the making of capital contributions to any Company Group Member;

(vi) negotiate, execute and perform any contract, conveyance or other instrument (including instruments that limit the liability of the Manager under contractual arrangements to all or particular assets of the Company, with the other party to the contract to have no recourse against the Manager or its assets other than its interest in the Company, even if same results in the terms of the transaction being less favorable to the Company than would otherwise be the case);

(vii) select, appoint and dismiss the Company’s officers and employees (including employees having titles such as “chief executive officer,” “senior managing director,” “president,” “vice president,” “secretary,” “treasurer” or any other titles the Manager in its sole discretion may determine) and agents, representatives, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii) maintain insurance for the benefit of the Company Group, the Members and Indemnified Persons;

(ix) form, or acquire an interest in, and contribute property and make loans to, any limited or general partnerships, joint ventures, limited liability companies, corporations or other relationships (including the acquisition of interests in, and the contributions of property to, the Company’s Subsidiaries from time to time);

(x) control any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi) indemnify any Person against liabilities and contingencies to the extent permitted by Applicable Law;

(xii) enter into listing agreements with any National Securities Exchange and delist some or all of the Shares from, or request that trading be suspended on, any such exchange;

(xiii) purchase, sell or otherwise acquire or dispose of Company securities or options, rights, warrants or appreciation rights relating to Company securities;

(xiv) undertake any action in connection with the Company’s participation in the management of the Company Group through its managers, directors, officers or employees or the Company’s direct or indirect ownership of the Company Group Members, including, without limitation, all things described in or contemplated by any Registration Statement and the agreements described in or filed as exhibits to any Registration Statement;

(xv) cause to be registered for resale under the Securities Act and applicable state or non-U.S. securities laws, any securities of, or any securities convertible or exchangeable into securities of, the Company held by any Person;

(xvi) declare or pay any distributions of cash or other assets to Members;

(xvii) file a bankruptcy petition; and

(xviii) execute and deliver agreements with Affiliates of the Company or any Company Group Member to render services to a Company Group Member.

(c) In exercising its authority under this Agreement, the Manager may, but shall be under no obligation to, take into account the tax consequences to any Member of any action taken (or not taken) by it. Neither the Company nor the Manager shall have any liability to a Member for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Member in connection with such decisions.

(d) Notwithstanding anything otherwise to the contrary herein, the Delaware Act or any Applicable Law, each of the Members and each other Person who may acquire an interest in Company securities hereby:

(i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Exchange Agreement, the Tax Receivable Agreement, the Shareholders Agreement, the Roll-up Agreements and the other agreements described in or contemplated by any Registration Statement;

(ii) agrees that the Manager is authorized to execute, deliver and perform on behalf of the Company the agreements referred to in Section 6.1(d)(i) and the other agreements, acts, transactions and matters related thereto, without any further act, approval or vote of the Members or the other Persons who may acquire an interest in Company securities; and

(iii) agrees that the execution, delivery or performance by the Company, any Company Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement shall not constitute a breach by the Company of any duty that the Company may owe the Members or any other Persons under this Agreement (or any other agreements) or of any duty (fiduciary or otherwise) existing at law, in equity or otherwise.

Section 6.2 Restrictions on Manager’s Authority.

(a) The Manager shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its duly authorized representatives or the duly authorized officers of the Company, and the Manager shall not be responsible for the misconduct or negligence on the part of any such officer or representative duly appointed or duly authorized by the Manager in good faith.

(b) Except as provided in Article IX, Article XI, Article XIII and Article XIV, the Manager may not sell, exchange or otherwise dispose of all or substantially all of the Company Group’s assets, taken as a whole, in a single transaction or a series of related transactions without the approval of holders of a majority of the Voting Power of the Company; provided, however, that this provision shall not preclude or limit the Manager’s ability, in its sole discretion, to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company Group (including for the benefit of Persons other than members of the Company Group, including Affiliates of the Manager) and shall not apply to any forced sale of any or all of the assets of the Company Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

Section 6.3 Resignation of the Manager. The Manager, may resign at any time by giving notice of such resignation in writing or by electronic transmission to the Board. Any such resignation shall take effect at the time specified therein. The acceptance of such resignation by the Board shall not be necessary to make it effective. The Manager may at any time designate a substitute manager that is a member of the Apollo Group, which substitute manager shall, upon the later of the acceptance of such designation and the effective date of such resignation of the departing Manager, be subject to the terms and conditions set forth in this Agreement and be deemed the “Manager” for all purposes hereunder. In the event the Manager resigns and does not designate a substitute manager in accordance with the terms of this Agreement, the Board shall conduct, direct and manage all activities of the Company and shall exercise all of the powers granted to the Manager hereunder.

Section 6.4 Board Generally. For so long as the Apollo Group Beneficially Owns 10% or more of the Voting Power of the Company, the Manager shall (i) nominate and elect all Directors on the Board, (ii) set the number of Directors which shall constitute the Board and (iii) fill any vacancies on the Board. Each Director elected by the Manager shall hold office until such Director’s successor is duly elected and qualified, or until such Director’s death or until such Director resigns or is removed in the manner hereinafter provided. In the event that the Apollo Group Beneficially Owns less than 10% of the Voting Power of the Company, the number of directors which will constitute the Board shall be set by resolution of the Board.

Section 6.5 Election of Directors. In the event that the Apollo Group Beneficially Owns less than 10% of the Voting Power of the Company, (i) Directors shall be elected at the annual meeting of Members, except as provided in Section 6.8 and each Director elected shall hold office until the succeeding meeting after such Director’s election and until such Director’s successor is duly elected and qualified, or until such Director’s death or until such Director resigns or is removed in the manner hereinafter provided and (ii) Directors shall be elected by a plurality of the votes of Outstanding Voting Shares present in person or represented by proxy and entitled to vote on the election of Directors at any annual or special meeting of Members.

Section 6.6 Removal. For so long as the Apollo Group Beneficially Owns 10% or more of the Voting Power of the Company, any Director may be removed, with or without cause, at any time, by the Manager. In the event that the Apollo Group Beneficially Owns less than 10% of the Outstanding Voting Power of the Company, any Director or the whole Board may be removed, with or without cause, at any time, by the affirmative vote of holders of 50% of the Voting Power of the Company, given at an annual meeting or at a special meeting of Members called for that purpose.

Section 6.7 Resignations. Any Director may resign at any time by giving notice of such Director’s resignation in writing or by electronic transmission to the Company. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon receipt by the Company of such resignation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.8 Vacancies. For so long as the Apollo Group Beneficially Owns 10% or more of the Voting Power of the Company, unless otherwise required by Applicable Law, any vacancy on the Board will be filled by a designee of the Manager. In the event that the Apollo Group Beneficially Owns less than 10% of the Voting Power of the Company, unless otherwise required by law, (i) any vacancy on the Board that results from newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, provided that a quorum is present, and any other vacancies may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, (ii) any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of such Director’s predecessor and until such Director’s successor is duly elected or appointed and qualified, or until his or her earlier death, resignation or removal, (iii) if there are no Directors in office, then an election of Directors may be held in the manner provided by the DGCL, as though the Company were a Delaware corporation and as though the Members were stockholders of a Delaware corporation.

Section 6.9 Chairman of Meetings. The Manager may elect one of the Directors then in office as Chairman of the Board. At each meeting of the Board, the Chairman of the Board or, in the Chairman of the Board’s absence, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary of the Company shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 6.10 Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

Section 6.11 Special Meetings; Notice. Special meetings of the Board may be called by either the Manager, the Chairman of the Board, the Chief Executive Officer or, upon a resolution adopted by the Board, by the Secretary (or other officer of the Company if the Secretary is unavailable) on twenty-four (24) hours’ notice to each Director, either personally or by telephone or by mail, facsimile, wireless or other form of recorded or electronic communication, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Notice of any such meeting need not be given to any Director, however, if waived by such Director in writing or by facsimile, wireless or other form of recorded or electronic communication, or if such Director shall be present at such meeting.

Section 6.12 Action Without Meeting. Any action required or permitted to be taken at any meeting by the Board or any committee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically, as the case may be, by all members of the Board or of such committee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 6.13 Conference Telephone Meetings. Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 6.14 Quorum. At all meetings of the Board, a majority of the then total number of Directors in office shall constitute a quorum for the transaction of business. At all meetings of any committee of the Board, the presence of a majority of the total number of members of such committee (assuming no vacancies) shall constitute a quorum. The act of a majority of the Directors or committee members present at any meeting at which there is a quorum shall be the act of the Board or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board or any committee, a majority of the Directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting.

Section 6.15 Committees. The Manager may designate one (1) or more committees consisting of one (1) or more Directors of the Company, which, to the extent provided in such designation, shall have and may exercise, subject to the provisions of this Agreement, the powers and authority granted hereunder. Such committee or committees shall have such name or names as may be determined from time to time by the Manager. A majority of all the members of any such committee may determine its action and fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given, unless the Manager shall otherwise provide. The Manager shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time. The Secretary of the Company shall act as Secretary of any committee, unless otherwise provided by the Board or the Committee. The Manager shall cause the Company to form, constitute and empower each of the Audit Committee and the Conflicts Committee, which shall have such powers and rights as the Manager shall set forth in its written resolution.

Section 6.16 Remuneration. Unless otherwise expressly provided by the Manager, none of the Directors shall, as such, receive any stated remuneration for such Director’s services; but the Manager may at any time and from time to time by resolution provide that a specified sum shall be paid to any Director, payable in cash or securities, either as such Director’s annual remuneration as Director or member of any special or standing committee of the Board or as remuneration for such Director’s attendance at each meeting of the Board or any such committee. The Manager may also provide that the Company shall reimburse each Director for any expenses paid by such Director on account of such Director’s attendance at any meeting. Nothing in this Section 6.16 shall be construed to preclude any Director from serving the Company in any other capacity and receiving remuneration therefor.

Section 6.17 Reimbursement of the Manager.

(a) Except as provided in this Section 6.17 and elsewhere in this Agreement, the Manager shall not be compensated for its services as manager or general partner of any Company Group Member.

(b) The Manager shall be reimbursed on a monthly basis, or such other reasonable basis as the Manager may determine, in its sole discretion, for: (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Company Group (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the Manager to perform services for the Company Group or for the Manager in the discharge of its duties to the Company Group); and (ii) all other expenses allocable to the Company Group or otherwise incurred by the Manager in connection with operating the Company Group’s business (including expenses allocated to the Manager by its Affiliates). The Manager in its sole discretion shall determine the expenses that are allocable to the Company Group. Reimbursements pursuant to this Section 6.17 shall be in addition to any reimbursement to the Manager as a result of indemnification pursuant to Section 6.20.

(c) The Manager may, in its sole discretion, without the approval of the other Members (who shall have no right to vote in respect thereof), propose and adopt on behalf of the Company Group equity benefit plans, programs and practices (including plans, programs and practices involving the issuance of Company securities or options, rights, warrants or appreciation rights relating to Company securities), or cause the Company to issue Company securities or options, rights, warrants or appreciation rights relating to Company securities in connection with, or pursuant to, any such equity benefit plan, program or practice or any equity benefit plan, program or practice maintained or sponsored by the Manager or any of its Affiliates in respect of services performed directly or indirectly for the benefit of the Company Group. The Company agrees to issue and sell to the Manager or any of its Affiliates any Company securities or options, rights, warrants or appreciation rights relating to Company securities that the Manager or such Affiliates are obligated to provide pursuant to any equity benefit plans, programs or practices maintained or sponsored by them. Expenses incurred by the Manager in connection with any such plans, programs and practices (including the net cost to the Manager or such Affiliates of Company securities or options, rights, warrants or appreciation rights relating to Company securities purchased by the Manager or such Affiliates from the Company to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 6.17(b).

Section 6.18 Outside Activities.

(a) The Manager, for so long as it is a manager of the Company: (i) agrees that its sole business will be to act as a manager, managing member or general partner, and to undertake activities that are ancillary or related thereto, of (x) the Company and any other limited liability company or partnership of which the Company is, directly or indirectly, a member or partner, or (y) any member of the Apollo Group; and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to: (A) its performance as manager, managing member or general partner of one or more Company Group Members or manager, managing member or general partner of one or more members of the Apollo Group; or (B) the acquiring, owning or disposing of debt or equity securities in any Company Group Member or member of the Apollo Group.

(b) Except insofar as the Manager is specifically restricted by Section 6.18(a), each Indemnified Person shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Company Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Company Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise to any Company Group Member or any Member or Record Holder. None of any Company Group Member, any Member or any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any Indemnified Person.

(c) Subject to the terms of Section 6.18(a) and (b), and subject to any agreement between the Manager or the Company and any Indemnified Person, but otherwise notwithstanding anything to the contrary herein: (i) the engaging in competitive activities by any Indemnified Person (other than the Manager) in accordance with the provisions of this Section 6.18 is hereby approved by the Company and all the Members; (ii) it shall be deemed not to be a breach of the Manager’s or any other Indemnified Person’s duties or any other obligation of any type whatsoever of the Manager or any other Indemnified Person for the Indemnified Person (other than the Manager) to engage in such business interests and activities in preference to or to the exclusion of any Company Group Member; (iii) the Manager and the Indemnified Persons shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise to present business opportunities to any Company Group Member; and (iv) the doctrine of “corporate opportunity” or other analogous doctrine shall not apply to any such Indemnified Person.

(d) The Manager may cause the Company or any other Company Group Member to purchase or otherwise acquire Company securities or options, rights, warrants or appreciation rights relating to Company securities. Affiliates of the Manager may acquire Shares or other Company securities or options, rights, warrants or appreciation rights relating to Company securities and, except as otherwise expressly provided in this Agreement, shall be entitled to exercise all rights of the Manager or a Member, as applicable, relating to such Shares or Company securities or options, rights, warrants or appreciation rights relating to Company securities.

Section 6.19 Loans from the Manager; Loans or Contributions from the Company; Contracts with Affiliates; Certain Restrictions on the Manager.

(a) Affiliates of the Manager may, but shall be under no obligation to, lend to any Company Group Member, and any Company Group Member may borrow from Affiliates of the Manager, funds needed or desired by the Company Group Member for such periods of time and in such amounts as the Manager may determine, in each case on terms that are fair and reasonable to the Company; provided, however, that the requirements of this Section 6.19 conclusively shall be deemed satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to any transaction: (i) approved by Special Approval; (ii) the terms of which are no less favorable to the Company than those generally being provided to or available from unrelated third parties; or (iii) that is fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Company).

(b) Any Company Group Member may lend or contribute to any other Company Group Member, and any Company Group Member may borrow from any other Company Group Member, funds on terms and conditions determined by the Manager. The foregoing authority shall be exercised by the Manager in its sole discretion and shall not create any right or benefit in favor of any Company Group Member or any other Person.

(c) Affiliates of the Manager may render services to a Company Group Member or to the Manager in the discharge of its duties as manager of the Company. Any services rendered to a Company Group Member by an Affiliate of the Manager shall be on terms that are fair and reasonable to the Company; provided, however, that the requirements of this Section 6.19(c) conclusively shall be deemed satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to any transaction: (i) approved by Special Approval; (ii) the terms of which are no less favorable to the Company than those generally being provided to or available from unrelated third parties; or (iii) that is fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Company). The provisions of Section 6.17 shall apply to the rendering of services described in this Section 6.19(c).

(d) The Manager or any of its Affiliates may Transfer any property to, or purchase any property from, the Company, directly or indirectly, pursuant to transactions that are fair and reasonable to the Company; provided, however that the requirements of this Section 6.19(d) conclusively shall be deemed to be satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to: (i) the transactions described in or contemplated by any Registration Statement; (ii) any transaction approved by Special Approval; (iii) any transaction, the terms of which are no less favorable to the Company than those generally being provided to or available from unrelated third parties; or (iv) any transaction that is fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Company). With respect to any contribution of assets to the Company in exchange for Company securities or options, rights, warrants or appreciation rights relating to Company securities, the Conflicts Committee (if utilized), in determining whether the appropriate number of Company securities or options, rights, warrants or appreciation rights relating to Company securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Company against a low tax basis, and such other factors as the Conflicts Committee deems relevant under the circumstances.

Section 6.20 Indemnification.

(a) To the fullest extent permitted by Applicable Law but subject to the limitations expressly provided in this Agreement, all Indemnified Persons shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnified Person whether arising from acts or omissions to act occurring before or after the date of this Agreement; provided, however, that the Indemnified Person shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnified Person is seeking indemnification pursuant to this Section 6.20, the Indemnified Person acted in bad faith or engaged in fraud or willful misconduct. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.20(k), the Company shall be required to indemnify a Person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such Person only if the commencement of such action, suit or proceeding (or part thereof) by such Person was authorized by the Manager in its sole discretion.

(b) To the fullest extent permitted by Applicable Law, expenses (including legal fees and expenses) incurred by an Indemnified Person in appearing at, participating in or defending any indemnifiable claim, demand, action, suit or proceeding pursuant to Section 6.20(a) shall, from time to time, be advanced by the

Company prior to a final and non-appealable determination that the Indemnified Person is not entitled to be indemnified upon receipt by the Company of an undertaking by or on behalf of the Indemnified Peron to repay such amount if it ultimately shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to this Section 6.20. Notwithstanding the immediately preceding sentence, except as otherwise provided in Section 6.20(k), the Company shall be required to indemnify an Indemnified Person pursuant to the immediately preceding sentence in connection with any action, suit or proceeding (or part thereof) commenced by such Person only if the commencement of such action, suit or proceeding (or part thereof) by such Person was authorized by the Manager in its sole discretion.

(c) The indemnification provided by this Section 6.20 shall be in addition to any other rights to which an Indemnified Person may be entitled under this or any other agreement, pursuant to a vote of a majority of disinterested Directors with respect to such matter, as a matter of law, in equity or otherwise, both as to actions in the Indemnified Person’s capacity as an Indemnified Person and as to actions in any other capacity, and shall continue as to an Indemnified Person who has ceased to serve in such capacity.

(d) The Company may purchase and maintain (or reimburse the Manager or its Affiliates for the cost of) insurance, on behalf of the Manager, its Affiliates, any other Indemnified Person and such other Persons as the Manager shall determine in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s activities or any such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 6.20: (i) the Company shall be deemed to have requested an Indemnified Person to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, such Indemnified Person to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnified Person with respect to an employee benefit plan pursuant to Applicable Law shall constitute “fines” within the meaning of Section 6.20(a); and (iii) any action taken or omitted by an Indemnified Person with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f) Any indemnification pursuant to this Section 6.20 shall be made only out of the assets of the Company. In no event may an Indemnified Person subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnified Person shall not be denied indemnification in whole or in part under this Section 6.20 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 6.20 are for the benefit of the Indemnified Persons and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) The Manager and each Director and officer shall, in the performance of his, her or its duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the officers, directors or employees of the Company or any other Company Group Member, or committees of the Board, or by any other Person (including legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it) as to matters the Director or the Manager, as the case may be, reasonably believes are within such other Person’s professional or expert competence.

(j) No amendment, modification or repeal of this Section 6.20 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnified Person to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnified Person under and in accordance with the provisions of this Section 6.20 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or-in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(k) If a claim for indemnification (following the final disposition of the action, suit or proceeding for which indemnification is being sought) or advancement of expenses under this Section 6.20 is not paid in full within thirty (30) days after a written claim therefor by any Indemnified Person has been received by the Company, such Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim, including reasonable attorneys’ fees.

(l) This Section 6.20 shall not limit the right of the Company, to the extent and in the manner permitted by Applicable Law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of Persons other than Indemnified Persons.

Section 6.21 Liability of Indemnified Persons.

(a) Notwithstanding anything otherwise to the contrary herein, no Indemnified Person shall be liable to the Company, the Members, in their capacity as such, or any other Persons who have acquired interests in the Company securities, for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnified Person, or for any breach of contract

(including breach of this Agreement) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnified Person acted in bad faith or engaged in fraud or willful misconduct.

(b) Any amendment, modification or repeal of this Section 6.21 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnified Persons under this Section 6.21 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnified Person hereunder prior to such amendment, modification or repeal.

Section 6.22 Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a) Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the Manager, one or more Directors or its or their respective Affiliates, on the one hand, and the Company, any Company Group Member or any Member, on the other hand, any resolution or course of action by the Manager or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, including any fiduciary duty, if the resolution or course of action in respect of such conflict of interest is: (i) approved by Special Approval; (ii) on terms no less favorable to the Company, Company Group Member or Member, as applicable, than those generally being provided to or available from unrelated third parties; or (iii) fair and reasonable to the Company taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company).

The Manager shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the Manager may also adopt a resolution or course of action that has not received Special Approval. Failure to seek Special Approval shall not be deemed to indicate that a conflict of interest exists or that Special Approval could not have been obtained. If Special Approval is not sought and the Manager determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (ii) or (iii) of this Section 6.22(a), then it shall be presumed that, in making its decision, the Manager acted in good faith, and in any proceeding brought by or on behalf of the Company, any Member or any other Person challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption.

(b) The Members hereby authorize the Manager, on behalf of the Company as a partner or member of a Company Group Member, to approve of actions by the directors, general partner, managers or managing member of such Company Group Member similar to those actions permitted to be taken by the Manager pursuant to this Section 6.22.

(c) Notwithstanding anything otherwise to the contrary herein or any Applicable Law, whenever in this Agreement or any other agreement contemplated hereby or otherwise, the Manager, in its capacity as the manager of the Company, is permitted to or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, then the Manager, or any of its Affiliates that cause it to make any such decision, shall, to the fullest extent permitted by Applicable Law, make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”), and shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or the Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Act or under any other Applicable Law or in equity. Whenever in this Agreement or any other agreement contemplated hereby or otherwise the Manager is permitted to or required to make a decision in its “good faith” then for purposes of this Agreement, the Manager, or any of its Affiliates that cause it to make any such decision, shall be conclusively presumed to be acting in good faith if such Person or Persons subjectively believe(s) that the decision made or not made is in or not opposed to the best interests of the Company.

(d) Notwithstanding anything otherwise to the contrary herein, the Manager and its Affiliates shall have no duty or obligation, express or implied, to: (i) sell or otherwise dispose of any asset of the Company Group; or (ii) permit any Company Group Member to use any facilities or assets of the Manager and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the Manager or any of its Affiliates to enter into such contracts shall be in such Person’s sole discretion.

(e) Except as expressly set forth in this Agreement, to the fullest extent permitted by Applicable Law, neither the Manager nor any other Indemnified Person shall have any duties or liabilities, including fiduciary duties, to the Company, any Member or any other Person bound by this Agreement, and the provisions of this Agreement, to the extent that they restrict or otherwise modify or eliminate the duties and liabilities, including fiduciary duties, of the Manager or any other Indemnified Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Manager or such other Indemnified Person.

(f) The Members expressly acknowledge that the Manager is under no obligation to consider the separate interests of the Members (including, without limitation, the tax consequences to Members) in deciding whether to cause the Company to take (or decline to take) any actions, and that the Manager shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Members in connection with such decisions.

Section 6.23 Other Matters Concerning the Manager.

(a) The Manager may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The Manager shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or any duly appointed attorney or attorneys-in-fact, and the Manager shall not be responsible for the misconduct or negligence on the part of any such officer or attorney. Subject to the immediately preceding sentence, each such attorney shall, to the extent provided by the Manager in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the Manager hereunder.

Section 6.24 Reliance by Third Parties. Notwithstanding anything otherwise to the contrary herein, any Person dealing with the Company shall be entitled to assume that the Manager, its representatives and any officer of the Company authorized by the Manager to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Manager, any such representative or any such officer as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Manager, any such representative or any such officer in connection with any such dealing. In no event shall any Person dealing with the Manager or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Manager or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Manager or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that: (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company; and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VII

BOOKS; RECORDS; ACCOUNTING AND REPORTS

Section 7.1 Records and Accounting. The Manager shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Members, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. generally accepted accounting principles.

Section 7.2 Fiscal Year. The fiscal year for tax and financial reporting purposes of the Company shall be a calendar year ending December 31 unless otherwise required by the Code or permitted by Applicable Law.

Section 7.3 Reports.

(a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Manager shall cause to be mailed or made available to each Record Holder, as of a date selected by the Manager, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. generally accepted accounting principles, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Manager.

(b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Manager shall cause to be mailed or made available to each Record Holder, as of a date selected by the Manager in its sole discretion, a report containing unaudited financial statements of the Company and such other information as may be required by Applicable Law or any National Securities Exchange on which the Shares are listed for trading, or as the Manager determines to be necessary.

(c) The Manager shall be deemed to have made a report available to each Record Holder as required by this Section 7.3 if it has either: (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval system and such report is publicly available on such system; or (ii) made such report available on any publicly available website maintained by the Company.

ARTICLE VIII

TAX MATTERS

Section 8.1 Tax Returns and Information. The Company shall timely file all returns of the Company that are required for federal, state and local income tax purposes on the basis of the accrual method and its fiscal year. The Company shall use reasonable efforts to furnish to all Members necessary tax information as promptly as possible after the end of the fiscal year of the Company; provided, however, that delivery of such tax information may be subject to delay as a result of the late receipt of any necessary tax information from an entity in which the Company or any Company Group Member holds an interest. Each Member shall be required to report for all tax purposes consistently with such information provided by the Company.

Section 8.2 Tax Elections.

(a) The Manager shall determine whether to make or refrain from making the election provided for in Section 754 of the Code, and any and all other elections permitted by the tax laws of the U.S., the several states and other relevant jurisdictions, in its sole discretion. Notwithstanding anything otherwise to the contrary herein, for the purposes of computing the adjustments under Section 743(b) of the Code, the Manager shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Share will be deemed to be the lowest quoted closing price of the Shares on any National Securities Exchange on which such Shares are traded during the calendar month in which such Transfer occurs as is deemed to occur pursuant to this Agreement without regard to the actual price paid by such transferee.

(b) Except as otherwise provided herein, the Manager shall determine whether the Company should make any other elections permitted by the Code.

Section 8.3 Tax Controversies. The Manager (or such other person as required by applicable law) shall be the Tax Matters Partner for purposes of Section 6231(a)(7) of the Code (prior to amendment by P.L. 114-74) and the Partnership Representative for purposes of Section 6223 of the Code (after amendment by P.L. 114-74). The Manager is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Manager and to do or refrain from doing any or all things reasonably required by the Manager to conduct such proceedings. The Company shall give the Manager any required power of attorney to satisfy the intent of this Section 8.3.

Section 8.4 Withholding. Notwithstanding anything otherwise to the contrary herein, the Manager is authorized to take any action that may be required to cause the Company and other Company Group Members to comply with any withholding requirements established under the Code or any other Applicable Law including pursuant to Sections 1441, 1442, 1445, 1446, 1471 and 3406 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including by reason of Section 1446 of the Code), the Manager may treat the amount withheld as a distribution of cash pursuant to Sections 5.2, 9.3, Article XIII or Article XIV, as applicable, in the amount of such withholding from such Member.

Section 8.5 Class B Common Shares. For federal (and applicable state) income tax purposes, no Class B Common Shares shall be treated as outstanding limited liability company membership interests and holders that own only Class B Common Shares shall not be treated as Members.

Section 8.6 Tax Receivable Agreement. In the event the Company is taxed as a corporation for U.S. federal income tax purposes, the Company will enter, and will cause the members of the Apollo Operating Group, and any other flow-through entity the Issuer owns interests in, to enter, into a tax receivable agreement substantially in the same form as the Tax Receivable Agreement.

ARTICLE IX

DISSOLUTION AND LIQUIDATION

Section 9.1 Dissolution. The Company shall not be dissolved by the admission of Substitute Members or additional Members following the date hereof. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) an election to dissolve the Company by the Manager that is approved by the Members holding a majority of the Voting Power of the Company;

(b) the sale, exchange or other disposition of all or substantially all of the assets and properties of the Company;

(c) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

(d) at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act.

Section 9.2 Liquidator.

(a) Upon dissolution of the Company, the Manager shall select one or more Persons to act as Liquidator (which may be the Manager). The Liquidator (if other than the Manager) shall be entitled to receive such compensation for its services as may be approved by the Manager. The Liquidator (if other than the Manager) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by the Manager.

(b) Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be appointed by the Manager. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided.

Except as expressly provided in this Article IX, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Manager under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 9.3 Liquidation. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

(a) Subject to Section 9.3(c) the assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 9.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. Notwithstanding anything otherwise to the contrary herein, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company.

(b) Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 9.2) and amounts to Members otherwise than in respect of their distribution rights under Article V. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c) Upon dissolution and liquidation of the Company pursuant to Article IX, all property and all cash in excess of that required to discharge liabilities as provided in Section 9.3(b) shall, subject to Article XIII and Article XIV, be distributed to the Members pro rata in accordance with their respective Percentage Interests.

Section 9.4 Cancellation of Certificate of Formation. Upon the completion of the distribution of Company cash and property as provided in Section 9.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 9.5 Return of Contributions. The Manager, the Members and the officers of the Company will not be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 9.6 Waiver of Partition. To the maximum extent permitted by Applicable Law, each Member hereby waives any right to partition of the Company property.

ARTICLE X

AMENDMENT OF AGREEMENT

Section 10.1 Amendments to be Adopted Solely by the Manager. Each Member agrees that the Manager, without the approval of any Member, the Board or any other Person, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(c) a change that the Manager determines in its sole discretion to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company or a company in which the Members have limited liability under the laws of any state or other jurisdiction or to ensure that the Company Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. federal income tax purposes;

(d) a change that the Manager determines in its sole discretion to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation;

(e) a change that the Manager determines in its sole discretion: (i) does not adversely affect the Members considered as a whole (including any particular class of Shares as compared to other classes of Shares, treating the Common Shares as a separate class for this purpose) in any material respect; (ii) to be necessary, desirable or appropriate to: (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or non-U.S. agency or judicial authority or contained in any U.S. federal or state or non-U.S. statute (including the Delaware Act); or (B) facilitate the trading of the Shares (including the division of any class or classes of Shares into different classes to facilitate uniformity of tax consequences within such classes of Shares) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are or will be listed; (iii) to be necessary or appropriate in connection with action taken by the Manager pursuant to Section 4.2; or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(f) a change in the fiscal year or taxable year of the Company and any other changes that the Manager determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company including, if the Manager shall so determine in its sole discretion, a change in the definition of “Quarter” and, subject to Article XIII and Article XIV, the dates on which distributions are to be made by the Company;

(g) an amendment that the Manager determines is necessary or appropriate based on advice of counsel, to prevent the Company, or the Manager or its partners, officers, trustees, representatives or agents (as applicable) from having a material risk of being in any manner subjected to the provisions of the Investment Company Act, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(h) an amendment that the Manager determines in its sole discretion to be necessary, desirable or appropriate in connection with the creation, authorization or issuance of any class or series of Company securities or options, rights, warrants or appreciation rights relating to Shares;

(i) any amendment expressly permitted in this Agreement to be made by the Manager acting alone;

(j) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 11.3;

(k) an amendment that the Manager determines in its sole discretion to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.5 or Section 6.1;

(l) a merger, conversion or conveyance pursuant to Section 11.3(d), including any amendment permitted pursuant to Section 11.5; or

(m) any other amendments substantially similar to the foregoing.

Section 10.2 Amendment Procedures. Except as provided in Section 3.2, Section 10.1, Section 10.3, Section 11.5, Article XIII and Article XIV, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by the Manager; provided however, that, to the fullest extent permitted by Applicable Law, the Manager shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Company or any Member or other Person bound by this Agreement and, in declining to propose an amendment, to the fullest extent permitted by Applicable Law, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other Applicable Law or at equity. A proposed amendment shall be effective upon its approval by the Manager and the Members holding a majority of the Voting Power of the Company unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of the Voting Power of the Company shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Manager shall seek the written approval of the requisite percentage of the Voting Power of the Company or call a meeting of the Members to consider and vote on such proposed amendment, in each case in accordance with the other provisions of this Article X, Article XIII and Article XIV. The Manager shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 10.3 Amendment Requirements.

(a) Notwithstanding the provisions of Section 10.1, Section 10.2 and Section 11.5, no provision of this Agreement that requires the vote or consent of Members holding, or holders of, a percentage of the Voting Power of the Company (including the Voting Power in respect of Voting Shares deemed owned by the Manager and its Affiliates) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of Members or holders of Voting Power of the Company whose aggregate Voting Power constitutes not less than the voting or consent requirement sought to be reduced.

(b) Notwithstanding the provisions of Section 10.1 and Section 10.2, no amendment to this Agreement may: (i) enlarge the obligations of any a Member without his, her or its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 10.3(c); or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to the Manager or any of its Affiliates without the Manager’s consent, which consent may be given or withheld in its sole discretion.

(c) Except as provided in Section 10.1, Section 11.3, Article XIII and Article XIV, any amendment that would have a material adverse effect on the rights or preferences of any class of Shares in relation to other classes of Shares must be approved by the holders of not less than a majority of the Outstanding Shares of the class affected.

(d) Except as provided in Section 10.1 and subject to Section 12.7(c), this Section 10.3 shall only be amended with the approval of the Members holding of at least 90% of the Voting Power of the Company.

Section 10.4 Preferred Shares. Notwithstanding anything to the contrary, the provisions of Section 10.3 are not applicable to Series A Preferred Shares, Series B Preferred Shares, the holders of Series A Preferred Shares or the holders of Series B Preferred Shares. Holders of Series A Preferred Shares and Holders of Series B Preferred Shares shall have no voting, approval or consent rights under this Article X. Voting, approval and consent rights of holders of Series A Preferred Shares shall be solely as provided for and set forth in Article XIII. Voting, approval and consent rights of holders of Series B Preferred Shares shall be solely as provided for and set forth in Article XIV.

ARTICLE XI

MERGER, CONSOLIDATION OR CONVERSION

Section 11.1 Authority. The Company may merge or consolidate with one or more limited liability companies or “other business entities” as defined in Section 18-209 of the Delaware Act, or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XI.

Section 11.2 Procedure for Merger, Consolidation or Conversion. Merger, consolidation or conversion of the Company pursuant to this Article XI requires the prior approval of the Manager; provided, however, that to the fullest extent permitted by Applicable Law, the Manager shall have no duty or obligation to consent to any merger, consolidation or other business combination of the Company and, to the fullest extent permitted by Applicable Law, may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Company, any Member or any other Person bound by this Agreement and, in declining to consent to a merger, consolidation or other business combination, shall not be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other Applicable Law.

(a) If the Manager shall determine to consent to a merger or consolidation, the Manager shall approve the Merger Agreement, which shall set forth:

(i) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii) the terms and conditions of the proposed merger or consolidation;

(iv) the manner and basis of exchanging or converting the rights or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity; and if any rights or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity, the cash, property, rights, or securities of or interests in, any limited liability company or other business entity which the holders of such rights, securities or interests are to receive, if any;

(v) (v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the certificate of formation or limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi) the effective time of the merger, which may be the date of the filing of the certificate of merger or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger or the time stated therein); and

(vii) such other provisions with respect to the proposed merger or consolidation that the Manager determines to be necessary or appropriate.

(b) If the Manager shall determine to consent to a conversion, the Manager may approve and adopt a Plan of Conversion containing such terms and conditions that the Manager determines to be necessary or appropriate.

Section 11.3 Approval by Members of Merger, Consolidation or Conversion or Sales of Substantially All of the Company’s Assets.

(a) Except as provided in Section 11.3(d) and subject to Article XIII and Article XIV, the Manager, upon its approval of the Merger Agreement or Plan of Conversion, as the case may be, shall direct that the Merger Agreement or Plan of Conversion, as applicable, be submitted to a vote of holders of Voting Shares, whether at an annual meeting or a special meeting, in either case, in accordance with the requirements of Article XII. A copy or a summary of the Merger Agreement or Plan of Conversion, as applicable, shall be included in or enclosed with the notice of meeting.

(b) Except as provided in Section 11.3(d), the Merger Agreement or Plan of Conversion, as applicable, shall be approved upon receiving the affirmative vote or consent of the holders of a majority of the Voting Power of the Company.

(c) Except as provided in Section 11.3(d), after such approval by vote or consent of the holders of Voting Shares, and at any time prior to the filing of the certificate of merger or a certificate of conversion pursuant to Section 11.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or the Plan of Conversion, as the case may be.

(d) Notwithstanding anything otherwise to the contrary herein, the Manager is permitted, without Member approval, to convert the Company into a new limited liability entity, or to merge the Company into, or convey all of the Company’s assets to, another limited liability entity, which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company if: (i) the Manager has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Member or cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such); (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity; and (iii) the governing instruments of the new entity provide the Members and the Manager with substantially the same rights and obligations as are herein contained.

(e) No Member is entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion pursuant to this Article XI, a sale of all or substantially all of the assets of the Company or the Company’s Subsidiaries, or any other similar transaction or event.

(f) The Manager may cause the Company to sell, exchange or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, or approve on behalf of the Company any such sale, exchange or other disposition, or mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company, in each case, without the approval of any Member.

(g) Without the approval of any Member, the Manager may, at any time, cause the Company to implement a reorganization whereby a Delaware statutory trust (the “ERISA Trust”) would hold all Outstanding Class A Common Shares and the holder of each Class A Common Share would receive, in exchange for such Class A Common Shares, a common share of the Trust which would represent one undivided beneficial interest in the Trust, and each common share of the Trust would correspond to one underlying Class A Common Share; provided, however, that the Manager will not implement such a trust structure if, in its sole discretion, it determines that such reorganization would be taxable or otherwise alter the benefits or burdens of ownership of the Class A Common Shares, including altering a Member’s allocation of items of income, gain, loss, deduction or credit or the treatment of such items for U.S. federal income tax purposes. The Manager will also be required to implement the reorganization in such a manner that the reorganization does not have a material effect on the voting or economic rights of Class A Common Shares, Class B Common Shares, the Series A Preferred Shares and the Series B Preferred Shares.

(h) Each merger, consolidation or conversion approved pursuant to this Article XI shall provide that all holders of Class A Common Shares shall be entitled to receive the same consideration pursuant to such transaction with respect to each of their Class A Common Shares.

Section 11.4 Certificate of Merger or Conversion. Upon the required approval by the Manager of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 11.5 Amendment of Agreement. Pursuant to Section 18-209(f) of the Delaware Act, an agreement of merger, consolidation or other business combination approved in accordance with this Article XI may:

(a) effect any amendment to this Agreement; or

(b) effect the adoption of a new limited liability company agreement for a limited liability company if it is the Surviving Business Entity.

Any such amendment or adoption made pursuant to this Section 11.5 shall be effective at the effective time or date of the merger, consolidation or other business combination.

Section 11.6 Effect of Merger.

(a) At the effective time of the certificate of merger, consolidation or similar certificate:

(i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) It is the intent of the parties hereto that a merger or consolidation effected pursuant to this Article XI shall not be deemed to result in a Transfer or assignment of assets or liabilities from one entity to another.

Section 11.7 Corporate Treatment; Change of Law.

(a) In the event that the Manager determines the Company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Company as a partnership for U.S. federal (and applicable state) income tax purposes, the Company and each Member shall agree to adjustments required by the tax authorities, and the Company shall pay such amounts as required by the tax authorities, to preserve the status of the Company as a partnership for tax purposes.

(b) If there is a change in the Code or other applicable tax law that causes the Company to be taxable as an association or a corporation, or otherwise imposes taxes with respect to the earnings of the Company or its Subsidiaries, directly or indirectly, on the Company, its Subsidiaries or its Members in a way that is materially different from the way in which such taxes are imposed as of the date hereof, then the Manager may take such measures as it determines, in consultation with tax counsel, are necessary or advisable to optimize the Company’s tax structure, including causing the Company to be taxed as a corporation.

Section 11.8 Preferred Shares. Notwithstanding anything to the contrary, the provisions of Section 11.3 are not applicable to Series A Preferred Shares, Series B Preferred Shares, the holders of Series A Preferred Shares or the holders of Series B Preferred Shares. Holders of Series A Preferred Shares and Series B Preferred Shares shall have no voting, approval or consent rights under this Article XI. Voting, approval and consent rights of holders of Series A Preferred Shares shall be solely as provided for and set forth in Article XIII. Voting, approval and consent rights of holders of Series B Preferred Shares shall be solely as provided for and set forth in Article XIV.

ARTICLE XII

MEMBER MEETINGS

Section 12.1 Member Meetings.

(a) All acts of Members (other than the Manager) to be taken hereunder shall be taken in the manner provided in this Article XII. The Manager may, in its sole discretion, call meetings of the Members for the transaction of such business, at such time and place as the Manager shall specify.

(b) A failure to hold a meeting of the Members at a designated time shall not affect otherwise valid acts of the Company or work a forfeiture or dissolution of the Company.

(c) In the event that the Apollo Group Beneficially Owns less than 10% of the Voting Power of the Company and the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the date of this Agreement or its last annual meeting, it is the intent of the parties that no annual meeting be held for that year. In such situations, the Manager will provide notice to all Members entitled to vote in the election of Directors as to the manner in which the election shall be conducted and the procedure that such Member must comply with in order to vote in the election of Directors.

(d) In the event that the Apollo Group Beneficially Owns less than 10% of the Voting Power of the Company, all elections of Directors will be by written ballots; if authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the electronic transmission was authorized by the Member or proxyholder.

(e) Special meetings of the Members may only be called by either the Manager or the holders of a majority of the Voting Power of the Company or as otherwise provided in Article XIII and Article XIV.

Section 12.2 Notice of Meetings of Members.

(a) Notice, stating the place, day and hour of any annual or special meeting of the Members, as determined by the Manager, and: (i) in the case of a special meeting of the Members, the purpose or purposes for which the meeting is called; or (ii) in the case of an annual meeting, those matters that the Manager, at the time of giving the notice, intends to present for action by the Members, shall be delivered by the Company not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, to each Record Holder who is entitled to vote at such meeting. Such further notice shall be given as may be required by Delaware law. Any previously scheduled meeting of the Members may be postponed, and any meeting of the Members may be canceled, by written notice of the Manager prior to the date previously scheduled for such meeting of the Members.

Section 12.3 Record Date. For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members, the Manager may set a Record Date, which shall not be (a) less than 10 nor more than 60 days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting (pursuant to Section 12.6), the date by which Members are requested in writing by the Manager to give such approvals. If no Record Date is fixed by the Manager, then (x) the Record Date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given and (ii) the Record Date for determining the Members entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Company. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment or postponement of the meeting; provided, however, that the Manager may fix a new Record Date for the adjourned or postponed meeting.

Section 12.4 Quorum: Required Vote for Member Action; Voting for Directors; Adjournment.

(a) At any meeting of the Members, the holders of a majority of the Voting Power of the Company or of such class or series for which a meeting has been called, represented in person or by proxy, shall constitute a quorum of such class or classes or series unless any such action by the Members requires approval by holders of a greater percentage of Voting Power of such Shares, in which case the quorum shall be such greater percentage. The submission of matters to Members for approval shall occur only at a meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present; provided, however, that the Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Shares specified in this Agreement. Any meeting of Members may be adjourned from time to time by the chairman of the meeting to another place or time, without regard to the presence of a quorum.

(b) All matters properly submitted to Members for approval shall be determined by a majority of the Voting Power of the Company entitled to vote at such meeting and which are present in person or by proxy at such meeting (unless a greater percentage is required with respect to such matter under the Delaware Act, under the rules of any National Securities Exchange on which the Shares are listed for trading, or under the provisions of this Agreement, in which case the approval of Members holding Outstanding Shares that in the aggregate represent at least such greater percentage shall be required) and such determination shall be deemed to constitute the act of all of the Members.

(c) Directors shall be elected by a plurality of the votes cast for a particular position.

(d) In the absence of a quorum, any meeting of Members may be adjourned from time to time by the affirmative vote of Members holding at least a majority of the Voting Power of the Company entitled to vote at such meeting represented either in person or by proxy, but no other business may be transacted, except as provided in this Article XII. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XII.

Section 12.5 Conduct of a Meeting; Member Lists. The Manager shall have full power and authority concerning the manner of conducting any meeting of the Members, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article XII, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Manager shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the Manager. The Manager may make such other regulations consistent with Applicable Law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Members, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote.

Section 12.6 Action Without a Meeting. On any matter that is to be voted on, consented to or approved by Members, the Members may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted.

Section 12.7 Voting and Other Rights.

(a) Only those Record Holders of Outstanding Shares on the Record Date set pursuant to Section 12.3 shall be entitled to notice of, and to vote at, a meeting of Members or to act with respect to matters as to which the holders of the Outstanding Shares have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the holders of Outstanding Shares shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Voting Shares on such Record Date. Each Class A Common Share shall entitle the holder thereof (other than the Investor or any of its Affiliates) to one vote for each Class A Common Share held of record by such holder as of the relevant Record Date. Each Class B Common Share shall entitle the holder thereof to vote in accordance with the provisions of Section 12.7(e).

(b) With respect to Outstanding Shares that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Outstanding Shares are registered, such other Person shall, in exercising the voting rights in respect of such Outstanding Shares on any matter, and unless the arrangement between such Persons provides otherwise, vote such Outstanding Shares in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Company shall be entitled to assume it is so acting without further inquiry.

(c) Notwithstanding anything otherwise to the contrary herein, for the avoidance of doubt, the Investor and each of its Affiliates shall be subject to the limitations on voting set forth in this Section 12.7(c) for so long as the Investor and its Affiliates Beneficially Own any Shares. Notwithstanding anything otherwise to the contrary herein or the terms of any Class A Common Shares, the Investor and each of its Affiliates shall have no voting rights whatsoever with respect to the Company, including any voting rights that may otherwise exist for Members or Record Holders hereunder, under the Delaware Act, at law, in equity or otherwise; provided, that, any amendment to Article IV, Article V, Article IX, Section 10.3, or Section 11.3 of this Agreement that would have a disproportionate adverse effect on the Investors and their Affiliates must be consented to in writing by the Investors and their Affiliates.

(d) Notwithstanding anything otherwise to the contrary herein, the Delaware Act or Applicable Law, each of the Members and each other Person who may acquire an interest in Shares hereby agrees that the holders of Class B Common Shares shall be entitled to receive notice of, be included in any requisite quora for and participate in any and all approvals, votes or other actions of the Members on an equivalent basis as holders of Class A Common Shares (including any and all notices, quora, approvals, votes and other actions that may be taken pursuant to the requirements of the Delaware Act or any other Applicable Law), in each case subject to and not in limitation of the rights of the holders of Class B Common Shares as provided in this Agreement.

(e) Notwithstanding anything otherwise to the contrary contained in this Agreement, the holders of Class B Common Shares, as such, collectively shall be entitled to a number of votes that is equal to the aggregate number of Operating Group Units outstanding as of the relevant Record Date, less the number of Class A Common Shares outstanding as of the same relevant Record Date (the “Aggregate Class B Vote”). Prior to the BRH Holdings Cessation Date, BRH Holdings shall be entitled to all of the votes to which the holders of Class B Common Shares, as such, collectively are then entitled. From and after the BRH Holdings Cessation Date, the Aggregate Class B Vote shall be allocated among all holders of Class B Common Shares (other than the Company or its Subsidiaries), if more than one, as BRH Holdings shall determine in its sole discretion. The number of votes to which the holders of Class B Common Shares shall be entitled shall be adjusted accordingly if (i) a holder of Class A Common Shares, as such, shall become entitled to a number of votes other than one for each Class A Common Share held and/or (ii) under the terms of the Exchange Agreement the holders of Operating Group Units party thereto shall become entitled to exchange each such Operating Group Unit for a number of Class A Common Shares other than one. The holders of Class B Common Shares shall vote together with the holders of Class A Common Shares as a single class and, to the extent that the holders of Class A Common Shares shall vote together with the holders of any other class of limited liability company interests, the holders of Class B Common Shares shall also vote together with the holders of such other class of limited liability company interests on an equivalent basis as the holders of Class A Common Shares.

(f) Notwithstanding anything otherwise to the contrary herein, and in addition to any other vote required by the Delaware Act or this Agreement, the affirmative vote of the holders of at least a majority of the voting power of the Class B Common Shares (excluding Class B Common Shares held by the Company and its Subsidiaries) voting separately as a class shall be required to alter, amend or repeal Sections 12.7(d) or 12.7(e) or this Section 12.7(f), or to adopt any provision inconsistent therewith.

Section 12.8 Proxies and Voting.

(a) On any matter that is to be voted on by Members, the Members may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by Applicable Law. Any such proxy shall be filed in accordance with the procedure established for the meeting. For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(b) The Manager may, and to the extent required by Applicable Law, shall, in advance of any meeting of Members, appoint one or more inspectors to act at the meeting and make a written report thereof. The Manager may designate one or more alternate inspectors to replace any inspector who fails to act.

(c) With respect to the use of proxies at any meeting of Members, the Company shall be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the DGCL and other applicable provisions of the DGCL, as though the Company were a Delaware corporation and as though the Members were stockholders of a Delaware corporation.

ARTICLE XIII

TERMS, RIGHTS, POWERS, PREFERENCES AND DUTIES OF SERIES A

PREFERRED SHARES

Section 13.1 Designation. The Series A Preferred Shares are hereby designated and created as a series of Preferred Shares. Each Series A Preferred Share shall be identical in all respects to every other Series A Preferred Share. The Series A Preferred Shares are not “Voting Shares” for purposes of this Agreement. As of any date of determination, the Percentage Interest as to any Series A Holder in its capacity as such with respect to Series A Preferred Shares shall be 0% as such term applies to all Members; provided, however, that when such term is used to only apply to Series A Holders, “Percentage Interest” shall mean, with respect to any holder of Series A Preferred Shares in its capacity as such as of any date, the ratio (expressed as a percentage) of the number of Series A Preferred Shares held by such holder on such date relative to the aggregate number of Series A Preferred Shares Outstanding as of such date.

Section 13.2 Distributions.

(a) The Series A Holders shall be entitled to receive with respect to each Series A Preferred Share owned by such holder, when, as and if declared by the Manager and/or Board, or a duly authorized committee thereof, in its sole discretion out of funds legally available therefor, non-cumulative quarterly cash distributions, on the applicable Distribution Payment Date that corresponds to the Record Date for which the Manager and/or Board has declared a distribution, if any, at a rate per annum equal to the Series A Distribution Rate (subject to Section 13.5(c) of this Agreement) of the Series A Liquidation Preference. Such distributions shall be non-cumulative. If a Distribution Payment Date is not a Business Day, the related distribution (if declared) shall be paid on the next succeeding Business Day with the same force and effect as though paid on such Distribution Payment Date, without any increase to account for the period from such Distribution Payment Date through the date of actual payment. Distributions payable on the Series A Preferred Shares for any period less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Declared distributions will be payable on the relevant Distribution Payment Date to Series A Holders as they appear on the Company’s register at the close of business, New York City time, on a Series A Record Date, provided that if the Series A Record Date is not a Business Day, the declared distributions will be payable on the relevant Distribution Payment Date to Series A Holders as they appear on the Company’s register at the close of business, New York City time, on the Business Day immediately preceding such Series A Record Date.

(b) So long as any Series A Preferred Shares are Outstanding, unless, in each case, distributions have been declared and paid or declared and set apart for payment on the Series A Preferred Shares for a quarterly Distribution Period, (i) no distribution, whether in cash or property, may be declared or paid or set apart for payment on the Junior Shares for the remainder of that quarterly Distribution Period and (ii) the Company and its Subsidiaries shall not directly or indirectly repurchase, redeem or otherwise acquire for consideration any Junior Shares (other than, in each case (A) distributions of tax distributions (determined in accordance with the tax distribution provisions of the organizational documents of the applicable Apollo Operating Group entity as in effect on the date the Series A Preferred Shares are first issued) received directly or indirectly from the Apollo Operating Group, (B) the net share settlement of equity-based awards granted under the 2007 Omnibus Equity Incentive Plan in order to satisfy associated tax obligations and (C) distributions paid in Junior Shares or options, warrants or rights to subscribe for or purchase Junior Shares).

(c) The Manager, or a duly authorized committee thereof, may, in its sole discretion, choose to pay distributions on the Series A Preferred Shares without the payment of any distributions on any Junior Shares.

(d) When distributions are not declared and paid (or duly provided for) on any Distribution Payment Date (or, in the case of Parity Shares having distribution payment dates different from the Distribution Payment Dates pertaining to the Series A Preferred Shares, on a distribution payment date falling within the related Distribution Period) in full upon the Series A Preferred Shares or any Parity Shares, all distributions declared upon the Series A Preferred Shares and all such Parity Shares payable on such Distribution Payment Date (or, in the case of Parity Shares having distribution payment dates different from the Distribution Payment Dates, on a distribution payment date falling within the related Distribution Period) shall be declared pro rata so that the respective amounts of such distributions shall bear the same ratio to each other as all declared and unpaid distributions per Share on the Series A Preferred Shares and all unpaid distributions, including any accumulations, on all Parity Shares payable on such Distribution Payment Date (or in the case of Parity Shares having distribution payment dates different from the Distribution Payment Dates pertaining to the Series A Preferred Shares, on a distribution payment date falling within the related Distribution Period) bear to each other.

(e) No distributions may be declared or paid or set apart for payment on any Series A Preferred Shares if at the same time any arrears exist or default exists in the payment of distributions on any Outstanding Shares ranking, as to the payment of distributions and distribution of assets upon a Dissolution Event, senior to the Series A Preferred Shares, subject to any applicable terms of such Outstanding Shares.

(f) Series A Holders shall not be entitled to any distributions, whether payable in cash or property, other than as provided in this Agreement and shall not be entitled to interest, or any sum in lieu of interest, in respect of any distribution payment, including any such payment which is delayed or foregone.

(g) The Members intend that no portion of the distributions paid to the Series A Holders pursuant to this Section 13.2 shall be treated as a “guaranteed payment” within the meaning of Section 707(c) of the Code, and no Member shall take any position inconsistent with such intention, except if there is a change in applicable law or final determination by the Internal Revenue Service that is inconsistent with such intention.

Section 13.3 Rank. The Series A Preferred Shares shall rank, with respect to payment of distributions and distribution of assets upon a Dissolution Event:

(a) junior to all of the Company’s existing and future indebtedness and any equity securities, including Preferred Shares, that the Company may authorize or issue, the terms of which provide that such securities shall rank senior to the Series A Preferred Shares with respect to payment of distributions and distribution of assets upon a Dissolution Event;

(b) equally to any Parity Shares; and

(c) senior to any Junior Shares.

Section 13.4 Optional Redemption.

(a) Except as set forth in Section 13.5, the Series A Preferred Shares shall not be redeemable prior to March 15, 2022. At any time or from time to time on or after March 15, 2022, subject to any limitations that may be imposed by law, the Company may, in the Manager’s sole discretion, redeem the Series A Preferred Shares, out of funds legally available therefor, in whole or in part, at a redemption price equal to the Liquidation Preference per Series A Preferred Share plus an amount equal to declared and unpaid distributions, if any, from the Distribution Payment Date immediately preceding the redemption date to, but excluding, the redemption date. If less than all of the Outstanding Series A Preferred Shares are to be redeemed, the Manager shall select the Series A Preferred Shares to be redeemed from the Outstanding Series A Preferred Shares not previously called for redemption by lot or pro rata (as nearly as possible).

(b) In the event the Company shall redeem any or all of the Series A Preferred Shares as aforesaid in Section 13.4(a) of this Agreement, the Company shall give notice of any such redemption to the Series A Holders (which such notice may be delivered prior to March 15, 2022) not more than 60 nor less than 30 days prior to the date fixed for such redemption. Failure to give notice to any Series A Holder shall not affect the validity of the proceedings for the redemption of any Series A Preferred Shares being redeemed.

(c) Notice having been given as herein provided and so long as funds legally available and sufficient to pay the redemption price for all of the Series A Preferred Shares called for redemption have been set aside for payment, from and after the redemption date, such Series A Preferred Shares called for redemption shall no longer be deemed Outstanding, and all rights of the Series A Holders thereof shall cease other than the right to receive the redemption price, without interest.

(d) The Series A Holders shall have no right to require redemption of any Series A Preferred Shares.

(e) Without limiting clause (c) of this Section 13.4, if the Company shall deposit, on or prior to any date fixed for redemption of Series A Preferred Shares (pursuant to notice delivered in accordance with Section 13.4(b)), with any bank or trust company as a trust fund, funds sufficient to redeem the Series A Preferred Shares called for redemption, with irrevocable instructions and authority to such bank or trust company to pay on and after the date fixed for redemption or such earlier date as the Manager may determine, to the respective Series A Holders, the redemption price thereof, then from and after the date of such deposit (although prior to the date fixed for redemption) such Series A Preferred Shares so called shall be deemed to be redeemed and such deposit shall be deemed to constitute full payment of said Series A Preferred Shares to the holders thereof and from and after the date of such deposit said Series A Preferred Shares shall no longer be deemed to be Outstanding, and the holders thereof shall cease to be holders of Shares with respect to such Series A Preferred Shares, and shall have no rights with respect thereto except only the right to receive from said bank or trust company, on the redemption date or such earlier date as the Manager may determine, payment of the redemption price of such Series A Preferred Shares without interest.

Section 13.5 Change of Control Redemption; Tax Redemption.

(a) If a Change of Control Event occurs prior to March 15, 2022, within 60 days of the occurrence of such Change of Control Event, the Company may, in the Manager’s sole discretion, redeem the Series A Preferred Shares, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.25 per Series A Preferred Share plus an amount equal to any declared and unpaid distributions to, but excluding, the redemption date.

(b) If (i) a Change of Control Event occurs (whether before, on or after March 15, 2022) and (ii) the Company does not give notice to the Series A Holders prior to the 31st day following the Change of Control Event to redeem all the Outstanding Series A Preferred Shares, the Series A Distribution Rate shall increase by 5.00%, beginning on the 31st day following the consummation of such Change of Control Event.

(c) In connection with any Change of Control and any particular reduction in the rating on a series of the Apollo Senior Notes (or, if no Apollo Senior Notes are outstanding, a reduction in the Company’s long-term issuer rating), the Manager shall request from the Rating Agencies each such Rating Agency’s written confirmation whether such reduction in the rating on each such series of Apollo Senior Notes (or, if no Apollo Senior Notes are outstanding, the Company’s long-term issuer rating) was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of any Below Investment Grade Rating Event).

(d) If a Series A Tax Redemption Event occurs prior to March 15, 2022, within 60 days of the occurrence of such Series A Tax Redemption Event, the Company may, in the Manager’s sole discretion, redeem the Series A Preferred Shares, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.25 per Series A Preferred Share, plus an amount equal to any declared and unpaid distributions to, but excluding, the redemption date.

(e) In the event the Company elects to redeem all of the Series A Preferred Shares as aforesaid in Section 13.5(a) or Section 13.5(d) of this Agreement, the Company shall give notice of any such redemption to the Series A Holders at least 30 days prior to the date fixed for such redemption.

(f) The Series A Holders shall have no right to require redemption of any Series A Preferred Shares pursuant to this Section 13.5.

Section 13.6 Allocations. Before giving effect to the allocations set forth in Section 5.1, Gross Ordinary Income for the Fiscal Year shall be specially allocated pro rata to the holders of Series A Preferred Shares in accordance with each holder’s Percentage Interest with respect to their Series A Preferred Shares in an amount equal to the sum of (i) the amount of cash distributed with respect to the Series A Preferred Shares pursuant to Section 13.2 during such Fiscal Year and (ii) the excess, if any, of the amount of cash distributed with respect to the Series A Preferred Shares pursuant to Section 13.2 in all prior Fiscal Years over the amount of Gross Ordinary Income allocated to the Series A Holders pursuant to this Section 13.6 in all prior Fiscal Years. To the extent that there is insufficient Gross Ordinary Income for a Fiscal Year to allocate to the Series A Holders pursuant to the prior sentence and to the Series B Holders pursuant to Section 14.6, Gross Ordinary Income shall be allocated to the Series A Holders and Series B Holders for such Fiscal Year on a pro rata basis based on the amount of distributions paid in respect of the Series A Preferred Shares and Series B Preferred Shares respectively in such Fiscal Year.

Section 13.7 Voting.

(a) Notwithstanding any provision in this Agreement to the contrary, and except as set forth in this Section 13.7, the Series A Preferred Shares shall not have any relative, participating, optional or other voting, consent or approval rights or powers, and the vote, consent or approval of the Series A Holders shall not be required for the taking of any Company action or inaction. If and whenever six quarterly distributions (whether or not consecutive) payable on the Series A Preferred Shares or six quarterly distributions (whether or not consecutive) payable on any series or class of Parity Shares have not been declared and paid (a “Nonpayment”), the number of directors then constituting the Board automatically shall be increased by two and the Series A Holders, voting together as a single class with the holders of any other class or series of Parity Shares then Outstanding upon which like voting rights have been conferred and are exercisable (any such other class or series, “Voting Preferred Shares”), shall have the right to elect these two additional directors at a meeting of the Series A Holders and the holders of such Voting Preferred Shares called as hereafter provided. When quarterly distributions have been declared and paid on the Series A Preferred Shares for four consecutive Distribution Periods following the Nonpayment, then the right of the Series A Holders and the holders of such Voting Preferred Shares to elect such two additional directors shall cease and the terms of office of all directors elected by the Series A

Holders and holders of the Voting Preferred Shares shall forthwith terminate immediately and the number of directors constituting the whole Board automatically shall be reduced by two. However, the right of the Series A Holders and the holders of the Voting Preferred Shares to elect two additional directors on the Board shall again vest if and whenever six additional quarterly distributions have not been declared and paid, as described above.

(b) If a Nonpayment or a subsequent Nonpayment shall have occurred, the Manager may, and upon the written request of any holder of Series A Preferred Shares (addressed to the Manager) shall, call a special meeting of the Series A Holders and holders of the Voting Preferred Shares for the election of the two directors to be elected by them. The directors elected at any such special meeting shall hold office until the next annual meeting or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. The Manager shall, in its sole discretion, determine a date for a special meeting applying procedures consistent with Article XII of this Agreement in connection with the expiration of the term of the two directors elected pursuant to this Section 13.7. The Series A Holders and holders of the Voting Preferred Shares, voting together as a class, may remove any director elected by the Series A Holders and holders of the Voting Preferred Shares pursuant to this Section 13.7. If any vacancy shall occur among the directors elected by the Series A Holders and holders of the Voting Preferred Shares, a successor shall be elected by the Board, upon the nomination of the then-remaining director elected by the Series A Holders and holders of the Voting Preferred Shares or the successor of such remaining director, to serve until the next special meeting (convened as set forth in the immediately preceding sentence) held in place thereof if such office shall not have previously terminated as above provided. Except to the extent expressly provided otherwise in this Section 13.7, any such annual or special meeting shall be called and held applying procedures consistent with Article XII of this Agreement as if references to Members were references to Series A Holders and holders of Voting Preferred Shares.

(c) Notwithstanding anything to the contrary in Article XI or Article XII, but subject to Section 13.7(d), so long as any Series A Preferred Shares are Outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the Series A Holders and holders of the Voting Preferred Shares, at the time Outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary:

(i) to amend, alter or repeal any of the provisions of this Article XIII relating to the Series A Preferred Shares or any series of Voting Preferred Shares, whether by merger, consolidation or otherwise, to affect materially and adversely the rights, powers and preferences of the Series A Holders or holders of the Voting Preferred Shares; and

(ii) to authorize, create or increase the authorized amount of, any class or series of Preferred Shares having rights senior to the Series A Preferred Shares with respect to the payment of distributions or amounts upon any Dissolution Event; provided, however, that,

(A) in the case of subparagraph (i) above, no such vote of the Series A Preferred Shares or the Voting Preferred Shares, as the case may be, shall be required if in connection with any such amendment, alteration or repeal, by merger, consolidation or otherwise, each Series A Preferred Share and Voting Preferred Share remains Outstanding without the terms thereof being materially and adversely changed in any respect to the holders thereof or is converted into or exchanged for preferred equity securities of the surviving entity having the rights, powers and preferences thereof substantially similar to those of such Series A Preferred Shares or the Voting Preferred Shares, as the case may be;

(B) in the case of subparagraph (i) above, if such amendment affects materially and adversely the rights, powers and preferences of one or more but not all of the classes or series of Voting Preferred Shares and the Series A Preferred Shares at the time Outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all such classes or series of Voting Preferred Shares and the Series A Preferred Shares so affected, voting as a single class regardless of class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of (or, if such consent is required by law, in addition to) the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the Voting Preferred Shares and the Series A Preferred Shares otherwise entitled to vote as a single class in accordance herewith; and

(C) in the case of subparagraph (i) or (ii) above, no such vote of the Series A Holders or holders of the Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such action is to take effect, provision is made for the redemption of all Series A Preferred Shares or Voting Preferred Shares, as the case may be, at the time Outstanding.

(d) For the purposes of this Section 13.7, neither:

(i) the amendment of provisions of this Agreement so as to authorize or create or issue, or to increase the authorized amount of, any Junior Shares or any Parity Shares; nor

(ii) any merger, consolidation or otherwise, in which (1) the Company is the surviving entity and the Series A Preferred Shares remain Outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series A Preferred Shares for other preferred equity securities having rights, powers and preferences (including with respect to redemption thereof) substantially similar to that of the Series A Preferred Shares under this Agreement (except for changes that do not materially and adversely affect the Series A Preferred Shares considered as a whole) shall be deemed to materially and adversely affect the rights, powers and preferences of the Series A Preferred Shares or holders of Voting Preferred Shares.

(e) For purposes of the foregoing provisions of this Section 13.7 of this Agreement, each Series A Holder shall have one vote per Series A Preferred Share, except that when any other series of Preferred Shares shall have the right to vote with the Series A Preferred Shares as a single class on any matter, then the Series A Holders and the holders of such other series of Preferred Shares shall have with respect to such matters one vote per $25.00 of stated liquidation preference.

(f) The Manager may cause the Company to, from time to time, without notice to or consent of the Series A Holders or holders of other Parity Shares, issue additional Series A Preferred Shares.

(g) The foregoing provisions of this Section 13.7 will not apply if, at or prior to the time when the act with respect to which a vote pursuant to this Section 13.7 would otherwise be required shall be effected, the Series A Preferred Shares shall have been redeemed.

Section 13.8 Liquidation Rights.

(a) Upon any Dissolution Event, after payment or provision for the liabilities of the Company (including the expenses of such Dissolution Event) and the satisfaction of all claims ranking senior to the Series A Preferred Shares in accordance with Section 9.3, the Series A Holders shall be entitled to receive out of the assets of the Company or proceeds thereof available for distribution to Members, before any payment or distribution of assets is made in respect of Junior Shares, distributions equal to the lesser of (x) the Series A Liquidation Value and (y) the positive balance in their Capital Accounts (to the extent such positive balance is attributable to ownership of the Series A Preferred Shares and after taking into account allocations of Gross Ordinary Income to the Series A Holders pursuant to Section 13.6 for the taxable year in which the Dissolution Event occurs) pursuant to Section 9.3, pro rata based on the full respective distributable amounts to which each Series A Holder is entitled pursuant to this Section 13.8(a).

(b) Upon a Dissolution Event, after each Series A Holder receives a payment equal to the positive balance in its Capital Account (to the extent such positive balance is attributable to ownership of the Series A Preferred Shares and after taking into account allocations of Gross Ordinary Income to the Series A Holders pursuant to Section 13.6 for the taxable year in which the Dissolution Event occurs), such Series A Holder shall not be entitled to any further participation in any distribution of assets by the Company.

(c) If the assets of the Company available for distribution upon a Dissolution Event are insufficient to pay in full the aggregate amount payable to the Series A Holders and the holders of all other Outstanding Parity Shares, if any, such assets shall be distributed to the Series A Holders and the holders of such Parity Shares pro rata, based on the full respective distributable amounts to which each such Member is entitled pursuant to this Section 13.8.

(d) Nothing in this Section 13.8 shall be understood to entitle the Series A Holders to be paid any amount upon the occurrence of a Dissolution Event until holders of any classes or series of Shares ranking, as to the distribution of assets upon a Dissolution Event, senior to the Series A Preferred Shares have been paid all amounts to which such classes or series of Shares are entitled.

(e) For the purposes of this Agreement, neither the sale, conveyance, exchange or transfer, for cash, Shares, securities or other consideration, of all or substantially all of the Company’s property or assets nor the consolidation, merger or amalgamation of the Company with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into the Company shall be deemed to be a Dissolution Event, notwithstanding that for other purposes, such as for tax purposes, such an event may constitute a liquidation, dissolution or winding up. In addition, notwithstanding anything to the contrary in this Section 13.8, no payment will be made to the Series A Holders pursuant to this Section 13.8 (i) upon the voluntary or involuntary liquidation, dissolution or winding up of any of the Company’s Subsidiaries or upon any reorganization of the Company into another limited liability entity pursuant to provisions of this Agreement that allow the Company to convert, merge or convey its assets to another limited liability entity with or without Member approval (including a transaction pursuant to Sections 11.3 or 11.7) or (ii) if the Company engages in a reorganization or other transaction in which a successor to the Company issues equity securities to the Series A Holders that have rights, powers and preferences that are substantially similar to the rights, powers and preferences of the Series A Preferred Shares pursuant to provisions of this Agreement that allow the Company to do so without Manager approval. Notwithstanding any provision to the contrary in this Article XIII (including Section 13.7), the Manager may, in its sole discretion and without the consent of any Series A Holder, amend this Article XIII to allow for the transactions in this Section 13.8(e).

Section 13.9 No Duties to Series A Holders. Notwithstanding anything to the contrary in this Agreement, to the fullest extent permitted by law, neither the Manager nor any other Indemnified Person shall have any duties or liabilities to the Series A Holders.

Section 13.10 Forum Selection. Each Person that holds or has held a Series A Preferred Share and each Person that holds or has held any beneficial interest in a Series A Preferred Share (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, (i) irrevocably agrees that any claims, suits, actions or proceedings against the Company, or any director, officer, employee, control person, underwriter or agent of the Company, asserted under United States federal securities laws, otherwise arising under such laws, or that could have been asserted as a claim arising under such laws, shall be exclusively brought in the federal district courts of the United States of America (except, and only to the extent, that any such claims, actions or proceedings are of a type for which a Member may not waive its right to maintain a legal action or proceeding in the courts of the State of Delaware with respect to matters relating to the organization or internal affairs of the Company as set forth under Section 18-109(d) of the Delaware Limited Liability Company Act); (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; and (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper.

Section 13.11 Expenses. It is the intent of the Company and the members of the Apollo Operating Group that the offering of the Series A Preferred Shares described in Section 3.2(d) is for the benefit of the members of the Apollo Operating Group and therefore the fees and expenses (including any underwriter discounts and fees) associated with the offering of the Series A Preferred Shares described in Section 3.2(d) (the “Series A Offering Expenses”) shall be borne by the members of the Apollo Operating Group. In order to implement such intent, (i) the Issuer will be deemed to have contributed the gross proceeds raised in the offering of the Series A Preferred Shares to APO Asset Co., LLC, APO (FC), LLC, APO (FC II), LLC, APO (FC III), LLC, APO UK (FC), LLC and APO Corp. (in exchange for a note in the case of APO Corp.), in accordance with the books and records of such entities, which will in turn contribute the gross proceeds to the members of the Apollo Operating Group in exchange for Series A Preferred mirror units issued by the members of the Apollo Operating Group, and (ii) the members of the Apollo Operating Group will be deemed to have paid the Series A Offering Expenses, pro rata based on the relative amount of gross proceeds each member of the Apollo Operating Group is deemed to have received.

ARTICLE XIV

TERMS, RIGHTS, POWERS, PREFERENCES AND DUTIES OF SERIES B

PREFERRED SHARES

Section 14.1 Designation. The Series B Preferred Shares are hereby designated and created as a series of Preferred Shares. Each Series B Preferred Share shall be identical in all respects to every other Series B Preferred Share. The Series B Preferred Shares are not “Voting Shares” for purposes of this Agreement. As of any date of determination, the Percentage Interest as to any Series B Holder in its capacity as such with respect to Series B Preferred Shares shall be 0% as such term applies to all Members; provided, however, that when such term is used to only apply to Series B Holders, “Percentage Interest” shall mean, with respect to any holder of Series B Preferred Shares in its capacity as such as of any date, the ratio (expressed as a percentage) of the number of Series B Preferred Shares held by such holder on such date relative to the aggregate number of Series B Preferred Shares Outstanding as of such date.

Section 14.2 Distributions.

(a) The Series B Holders shall be entitled to receive with respect to each Series B Preferred Share owned by such holder, when, as and if declared by the Manager and/or Board, or a duly authorized committee thereof, in its sole discretion out of funds legally available therefor, non-cumulative quarterly cash distributions, on the applicable Distribution Payment Date that corresponds to the Record Date for which the Manager and/or Board has declared a distribution, if any, at a rate per annum equal to the Series B Distribution Rate (subject to Section 14.5(c) of this Agreement) of the Series B Liquidation Preference. Such distributions shall be non-cumulative. If a Distribution Payment Date is not a Business Day, the related distribution (if declared) shall be paid on the next succeeding Business Day with the same force and effect as though paid on such Distribution Payment Date, without any increase to account for the period from such Distribution Payment Date through the date of actual payment. Distributions payable on the Series B Preferred Shares for any period less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Declared distributions will be payable on the relevant Distribution Payment Date to Series B Holders as they appear on the Company’s register at the close of business, New York City time, on a Series B Record Date, provided that if the Series B Record Date is not a Business Day, the declared distributions will be payable on the relevant Distribution Payment Date to Series B Holders as they appear on the Company’s register at the close of business, New York City time, on the Business Day immediately preceding such Series B Record Date.

(b) So long as any Series B Preferred Shares are Outstanding, unless, in each case, distributions have been declared and paid or declared and set apart for payment on the Series B Preferred Shares for a quarterly Distribution Period, (i) no distribution, whether in cash or property, may be declared or paid or set apart for payment on the Junior Shares for the remainder of that quarterly Distribution Period and (ii) the Company and its Subsidiaries shall not directly or indirectly repurchase, redeem or otherwise acquire for consideration any Junior Shares (other than, in each case (A) distributions of tax distributions (determined in accordance with the tax distribution provisions of the organizational documents of the applicable Apollo Operating Group entity as in effect on the date the Series B Preferred Shares are first issued) received directly or indirectly from the Apollo Operating Group, (B) the net share settlement of equity-based awards granted under the 2007 Omnibus Equity Incentive Plan (or any successor or similar plan) in order to satisfy associated tax obligations and (C) distributions paid in Junior Shares or options, warrants or rights to subscribe for or purchase Junior Shares or with proceeds from the substantially concurrent sale of Junior Shares).

(c) The Manager, or a duly authorized committee thereof, may, in its sole discretion, choose to pay distributions on the Series B Preferred Shares without the payment of any distributions on any Junior Shares.

(d) When distributions are not declared and paid (or duly provided for) on any Distribution Payment Date (or, in the case of Parity Shares having distribution payment dates different from the Distribution Payment Dates pertaining to the Series B Preferred Shares, on a distribution payment date falling within the related Distribution Period) in full upon the Series B Preferred Shares or any Parity Shares, all distributions declared upon the Series B Preferred Shares and all such Parity Shares payable on such Distribution Payment Date (or, in the case of Parity Shares having distribution payment dates different from the Distribution Payment Dates, on a distribution payment date falling within the related Distribution Period) shall be declared pro rata so that the respective amounts of such distributions shall bear the same ratio to each other as all declared and unpaid distributions per Share on the Series B Preferred Shares and all unpaid distributions, including any accumulations, on all Parity Shares payable on such Distribution Payment Date (or in the case of Parity Shares having distribution payment dates different from the Distribution Payment Dates pertaining to the Series B Preferred Shares, on a distribution payment date falling within the related Distribution Period) bear to each other.

(e) No distributions may be declared or paid or set apart for payment on any Series B Preferred Shares if at the same time any arrears exist or default exists in the payment of distributions on any Outstanding Shares ranking, as to the payment of distributions and distribution of assets upon a Dissolution Event, senior to the Series B Preferred Shares, subject to any applicable terms of such Outstanding Shares.

(f) Series B Holders shall not be entitled to any distributions, whether payable in cash or property, other than as provided in this Agreement and shall not be entitled to interest, or any sum in lieu of interest, in respect of any distribution payment, including any such payment which is delayed or foregone.

(g) The Members intend that no portion of the distributions paid to the Series B Holders pursuant to this Section 14.2 shall be treated as a “guaranteed payment” within the meaning of Section 707(c) of the Code, and no Member shall take any position inconsistent with such intention, except if there is a change in applicable law or final determination by the Internal Revenue Service that is inconsistent with such intention.

Section 14.3 Rank. The Series B Preferred Shares shall rank, with respect to payment of distributions and distribution of assets upon a Dissolution Event:

(a) junior to all of the Company’s existing and future indebtedness and any equity securities, including Preferred Shares, that the Company may authorize or issue, the terms of which provide that such securities shall rank senior to the Series B Preferred Shares with respect to payment of distributions and distribution of assets upon a Dissolution Event;

(b) equally to any Parity Shares; and

(c) senior to any Junior Shares.

Section 14.4 Optional Redemption.

(a) Except as set forth in Section 14.5, the Series B Preferred Shares shall not be redeemable prior to March 15, 2023. At any time or from time to time on or after March 15, 2023, subject to any limitations that may be imposed by law, the Company may, in the Manager’s sole discretion, redeem the Series B Preferred Shares, out of funds legally available therefor, in whole or in part, at a redemption price equal to the Liquidation Preference per Series B Preferred Share plus an amount equal to declared and unpaid distributions, if any, from the Distribution Payment Date immediately preceding the redemption date to, but excluding, the redemption date. If less than all of the Outstanding Series B Preferred Shares are to be redeemed, the Manager shall select the Series B Preferred Shares to be redeemed from the Outstanding Series B Preferred Shares not previously called for redemption by lot or pro rata (as nearly as possible).

(b) In the event the Company shall redeem any or all of the Series B Preferred Shares as aforesaid in Section 14.4(a) of this Agreement, the Company shall give notice of any such redemption to the Series B Holders (which such notice may be delivered prior to March 15, 2023) not more than 60 nor less than 30 days prior to the date fixed for such redemption. Failure to give notice to any Series B Holder shall not affect the validity of the proceedings for the redemption of any Series B Preferred Shares being redeemed.

(c) Notice having been given as herein provided and so long as funds legally available and sufficient to pay the redemption price for all of the Series B Preferred Shares called for redemption have been set aside for payment, from and after the redemption date, such Series B Preferred Shares called for redemption shall no longer be deemed Outstanding, and all rights of the Series B Holders thereof shall cease other than the right to receive the redemption price, without interest.

(d) The Series B Holders shall have no right to require redemption of any Series B Preferred Shares.

(e) Without limiting clause (c) of this Section 14.4, if the Company shall deposit, on or prior to any date fixed for redemption of Series B Preferred Shares (pursuant to notice delivered in accordance with Section 14.4(b)), with any bank or trust company as a trust fund, funds sufficient to redeem the Series B Preferred Shares called for redemption, with irrevocable instructions and authority to such bank or trust company to pay on and after the date fixed for redemption or such earlier date as the Manager may determine, to the respective Series B Holders, the redemption price thereof, then from and after the date of such deposit (although prior to the date fixed for redemption) such Series B Preferred Shares so called shall be deemed to be redeemed and such deposit shall be deemed to constitute full payment of said Series B Preferred Shares to the holders thereof and from and after the date of such deposit said Series B Preferred Shares shall no longer be deemed to be Outstanding, and the holders thereof shall cease to be holders of Shares with respect to such Series B Preferred Shares, and shall have no rights with respect thereto except only the right to receive from said bank or trust company, on the redemption date or such earlier date as the Manager may determine, payment of the redemption price of such Series B Preferred Shares without interest.

Section 14.5 Change of Control Redemption; Rating Agency Redemption; Tax Redemption.

(a) If a Change of Control Event occurs prior to March 15, 2023, within 60 days of the occurrence of such Change of Control Event, the Company may, in the Manager’s sole discretion, redeem the Series B Preferred Shares, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.25 per Series B Preferred Share plus an amount equal to any declared and unpaid distributions to, but excluding, the redemption date.

(b) If (i) a Change of Control Event occurs (whether before, on or after March 15, 2023) and (ii) the Company does not give notice to the Series B Holders prior to the 31st day following the Change of Control Event to redeem all the Outstanding Series B Preferred Shares, the Series B Distribution Rate shall increase by 5.00%, beginning on the 31st day following the consummation of such Change of Control Event.

(c) In connection with any Change of Control and any particular reduction in the rating on a series of the Apollo Senior Notes (or, if no Apollo Senior Notes are outstanding, a reduction in the Company’s long-term issuer rating), the Manager shall request from the Rating Agencies each such Rating Agency’s written confirmation whether such reduction in the rating on each such series of Apollo Senior Notes (or, if no Apollo Senior Notes are outstanding, the Company’s long-term issuer rating) was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of any Below Investment Grade Rating Event).

(d) If a Rating Agency Redemption Event occurs prior to March 15, 2023, within 60 days of the occurrence of such Rating Agency Redemption Event, the Company may, in the Manager’s sole discretion, redeem the Series B Preferred Shares, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.50 per Series B Preferred Share, plus an amount equal to any declared and unpaid distributions to, but excluding, the redemption date, without payment of any undeclared distribution.

(e) If a Series B Tax Redemption Event occurs prior to March 15, 2023, within 60 days of the occurrence of such Series B Tax Redemption Event, the Company may, in the Manager’s sole discretion, redeem the Series B Preferred Shares, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.25 per Series B Preferred Share, plus an amount equal to any declared and unpaid distributions to, but excluding, the redemption date.

(f) In the event the Company elects to redeem all of the Series B Preferred Shares as aforesaid in Section 14.5(a), Section 14.5(d) or Section 14.5(e) of this Agreement, the Company shall give notice of any such redemption to the Series B Holders at least 30 days prior to the date fixed for such redemption. Notice of any redemption, whether in connection with events as aforesaid in Section 14.5(a), Section 14.5(d) or Section 14.5(e) of this Agreement, other transaction or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related events as aforesaid in Section 14.5(a), Section 14.5(d) or Section 14.5(e) of this Agreement or other transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(g) The Series B Holders shall have no right to require redemption of any Series B Preferred Shares pursuant to this Section 14.5.

Section 14.6 Allocations. Before giving effect to the allocations set forth in Section 5.1, Gross Ordinary Income for the Fiscal Year shall be specially allocated pro rata to the holders of Series B Preferred Shares in accordance with each holder’s Percentage Interest with respect to their Series B Preferred Shares in an amount equal to the sum of (i) the amount of cash distributed with respect to the Series B Preferred Shares pursuant to Section 14.2 during such Fiscal Year and (ii) the excess, if any, of the amount of cash distributed with respect to the Series B Preferred Shares pursuant to Section 14.2 in all prior Fiscal Years over the amount of Gross Ordinary Income allocated to the Series B Holders pursuant to this Section 14.6 in all prior Fiscal Years. To the extent that there is insufficient Gross Ordinary Income for a Fiscal Year to allocate to the Series B Holders pursuant to the prior sentence and to the Series A Holders pursuant to Section 13.6, Gross Ordinary Income shall be allocated to the Series B Holders and Series A Holders for such Fiscal Year on a pro rata basis based on the amount of distributions paid in respect of the Series B Preferred Shares and Series A Preferred Shares respectively in such Fiscal Year.

Section 14.7 Voting.

(a) Notwithstanding any provision in this Agreement to the contrary, and except as set forth in this Section 14.7, the Series B Preferred Shares shall not have any relative, participating, optional or other voting, consent or approval rights or powers, and the vote, consent or approval of the Series B Holders shall not be required for the taking of any Company action or inaction. If and whenever a Nonpayment has occurred, the number of directors then constituting the Board automatically shall be increased by two and the Series B Holders, voting together as a single class with the holders of any other class or series of Voting Preferred Shares, shall have the right to elect these two additional directors at a meeting of the Series B Holders and the holders of such Voting Preferred Shares called as hereafter provided. When quarterly distributions have been declared and paid on the Series B Preferred Shares for four consecutive Distribution Periods following the Nonpayment, then the right of the Series B Holders and the holders of such Voting Preferred Shares to elect such two additional directors shall cease and the terms of office of all directors elected by the Series B Holders and holders of the Voting Preferred Shares shall forthwith terminate immediately and the number of directors constituting the whole Board automatically shall be reduced by two and, for purposes of determining whether a Nonpayment as occurred, the number of quarterly distributions payable on the Series B Preferred Shares that have not been declared and paid shall be reset to zero. However, the right of the Series B Holders and the holders of the Voting Preferred Shares to elect two additional directors on the Board shall again vest if and whenever six additional quarterly distributions have not been declared and paid, as described above.

(b) If a Nonpayment or a subsequent Nonpayment shall have occurred, the Manager may, and upon the written request of any holder of Series B Preferred Shares (addressed to the Manager) shall, call a special meeting of the Series B Holders and holders of the Voting Preferred Shares for the election of the two directors to be elected by them. The directors elected at any such special meeting shall hold office until the next annual meeting or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. The Manager shall, in its sole discretion, determine a date for a special meeting applying procedures consistent with Article XII of this Agreement in connection with the expiration of the term of the two directors elected pursuant to this Section 14.7. The Series B Holders and holders of the Voting Preferred Shares, voting together as a class, may remove any director elected by the Series B Holders and holders of the Voting Preferred Shares pursuant to this Section 14.7. If any vacancy shall occur among the directors elected by the Series B Holders and holders of the Voting Preferred Shares, a successor shall be elected by the Board, upon the nomination of the then-remaining director elected by the Series B Holders and holders of the Voting Preferred Shares or the successor of such remaining director, to serve until the next special meeting (convened as set forth in the immediately preceding sentence) held in place thereof if such office shall not have previously terminated as above provided. Except to the extent expressly provided otherwise in this Section 14.7, any such annual or special meeting shall be called and held applying procedures consistent with Article XII of this Agreement as if references to Members were references to Series B Holders and holders of Voting Preferred Shares.

(c) Notwithstanding anything to the contrary in Article XI or Article XII, but subject to Section 14.7(d), so long as any Series B Preferred Shares are Outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the Series B Holders and holders of the Voting Preferred Shares, at the time Outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary:

(i) to amend, alter or repeal any of the provisions of this Article XIV relating to the Series B Preferred Shares or any series of Voting Preferred Shares, whether by merger, consolidation or otherwise, to affect materially and adversely the rights, powers and preferences of the Series B Holders or holders of the Voting Preferred Shares; and

(ii) to authorize, create or increase the authorized amount of, any class or series of Preferred Shares having rights senior to the Series B Preferred Shares with respect to the payment of distributions or amounts upon any Dissolution Event; provided, however, that,

(A) in the case of subparagraph (i) above, no such vote of the Series B Preferred Shares or the Voting Preferred Shares, as the case may be, shall be required if in connection with any such amendment, alteration or repeal, by merger, consolidation or otherwise, each Series B Preferred Share and Voting Preferred Share remains Outstanding without the terms thereof being materially and adversely changed in any respect to the holders thereof or is converted into or exchanged for preferred equity securities of the surviving entity having the rights, powers and preferences thereof substantially similar to those of such Series B Preferred Shares or the Voting Preferred Shares, as the case may be;

(B) in the case of subparagraph (i) above, if such amendment affects materially and adversely the rights, powers and preferences of one or more but not all of the classes or series of Voting Preferred Shares and the Series B Preferred Shares at the time Outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all such classes or series of Voting Preferred Shares and the Series B Preferred Shares so affected, voting as a single class regardless of class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of (or, if such consent is required by law, in addition to) the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the Voting Preferred Shares and the Series B Preferred Shares otherwise entitled to vote as a single class in accordance herewith; and

(C) in the case of subparagraph (i) or (ii) above, no such vote of the Series B Holders or holders of the Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such action is to take effect, provision is made for the redemption of all Series B Preferred Shares or Voting Preferred Shares, as the case may be, at the time Outstanding or proper notice of redemption of the Series B Preferred Shares or Voting Preferred Shares, as the case may be, at the time Outstanding has been given and funds sufficient to pay the redemption price for all of the Series B Preferred Shares or Voting Preferred Shares, as the case may be, have been set aside for payment pursuant to the terms of this Agreement.

(d) For the purposes of this Section 14.7, neither:

(i) the amendment of provisions of this Agreement so as to authorize or create or issue, or to increase the authorized amount of, any Junior Shares or any Parity Shares; nor

(ii) any merger, consolidation or otherwise, in which (1) the Company is the surviving entity and the Series B Preferred Shares remain Outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series B Preferred Shares for other preferred equity securities having rights, powers and preferences (including with respect to redemption thereof) substantially similar to that of the Series B Preferred Shares under this Agreement (except for changes that do not materially and adversely affect the Series B Preferred Shares considered as a whole) shall be deemed to materially and adversely affect the rights, powers and preferences of the Series B Preferred Shares or holders of Voting Preferred Shares.

(e) For purposes of the foregoing provisions of this Section 14.7 of this Agreement, each Series B Holder shall have one vote per Series B Preferred Share, except that when any other series of Preferred Shares shall have the right to vote with the Series B Preferred Shares as a single class on any matter, then the Series B Holders and the holders of such other series of Preferred Shares shall have with respect to such matters one vote per $25.00 of stated liquidation preference.

(f) The Manager may cause the Company to, from time to time, without notice to or consent of the Series B Holders or holders of other Parity Shares, issue additional Series B Preferred Shares.

(g) The foregoing provisions of this Section 14.7 will not apply if, at or prior to the time when the act with respect to which a vote pursuant to this Section 13.7 would otherwise be required shall be effected, the Series B Preferred Shares shall have been redeemed.

Section 14.8 Liquidation Rights.

(a) Upon any Dissolution Event, after payment or provision for the liabilities of the Company (including the expenses of such Dissolution Event) and the satisfaction of all claims ranking senior to the Series B Preferred Shares in accordance with Section 9.3, the Series B Holders shall be entitled to receive out of the assets of the Company or proceeds thereof available for distribution to Members, before any payment or distribution of assets is made in respect of Junior Shares, distributions equal to the lesser of (x) the Series B Liquidation Value and (y) the positive balance in their Capital Accounts (to the extent such positive balance is attributable to ownership of the Series B Preferred Shares and after taking into account allocations of Gross Ordinary Income to the Series B Holders pursuant to Section 14.6 for the taxable year in which the Dissolution Event occurs) pursuant to Section 9.3, pro rata based on the full respective distributable amounts to which each Series B Holder is entitled pursuant to this Section 14.8(a).

(b) Upon a Dissolution Event, after each Series B Holder receives a payment equal to the positive balance in its Capital Account (to the extent such positive balance is attributable to ownership of the Series B Preferred Shares and after taking into account allocations of Gross Ordinary Income to the Series B Holders pursuant to Section 14.6 for the taxable year in which the Dissolution Event occurs), such Series B Holder shall not be entitled to any further participation in any distribution of assets by the Company.

(c) If the assets of the Company available for distribution upon a Dissolution Event are insufficient to pay in full the aggregate amount payable to the Series B Holders and the holders of all other Outstanding Parity Shares, if any, such assets shall be distributed to the Series B Holders and the holders of such Parity Shares pro rata, based on the full respective distributable amounts to which each such Member is entitled pursuant to this Section 14.8.

(d) Nothing in this Section 14.8 shall be understood to entitle the Series B Holders to be paid any amount upon the occurrence of a Dissolution Event until holders of any classes or series of Shares ranking, as to the distribution of assets upon a Dissolution Event, senior to the Series B Preferred Shares have been paid all amounts to which such classes or series of Shares are entitled.

(e) For the purposes of this Agreement, neither the sale, conveyance, exchange or transfer, for cash, Shares, securities or other consideration, of all or substantially all of the Company’s property or assets nor the consolidation, merger or amalgamation of the Company with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into the Company shall be deemed to be a Dissolution Event, notwithstanding that for other purposes, such as for tax purposes, such an event may constitute a liquidation, dissolution or winding up. In addition, notwithstanding anything to the contrary in this Section 14.8, no payment will be made to the Series B Holders pursuant to this Section 14.8 (i) upon the voluntary or involuntary liquidation, dissolution or winding up of any of the Company’s Subsidiaries or upon any reorganization of the Company into another limited liability entity pursuant to provisions of this Agreement that allow the Company to convert, merge or convey its assets to another limited liability entity with or without Member approval (including a transaction pursuant to Sections 11.3 or 11.7) or (ii) if the Company engages in a reorganization or other transaction in which a successor to the Company issues equity securities to the Series B Holders that have rights, powers and preferences that are substantially similar to the rights, powers and preferences of the Series B Preferred Shares pursuant to provisions of this Agreement that allow the Company to do so without Manager approval. Notwithstanding any provision to the contrary in this Article XIV (including Section 14.7), the Manager may, in its sole discretion and without the consent of any Series B Holder, amend this Article XIV to allow for the transactions in this Section 14.8(e).

Section 14.9 No Duties to Series B Holders. Notwithstanding anything to the contrary in this Agreement, to the fullest extent permitted by law, neither the Manager nor any other Indemnified Person shall have any duties or liabilities to the Series B Holders.

Section 14.10 Forum Selection. Each Person that holds or has held a Series B Preferred Share and each Person that holds or has held any beneficial interest in a Series B Preferred Share (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, (i) irrevocably agrees that any claims, suits, actions or proceedings against the Company, or any director, officer, employee, control person, underwriter or agent of the Company, asserted under United States federal securities laws, otherwise arising under such laws, or that could have been asserted as a claim arising under such laws, shall be exclusively brought in the federal district courts of the United States of

America (except, and only to the extent, that any such claims, actions or proceedings are of a type for which a Member may not waive its right to maintain a legal action or proceeding in the courts of the State of Delaware with respect to matters relating to the organization or internal affairs of the Company as set forth under Section 18-109(d) of the Delaware Limited Liability Company Act); (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; and (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper.

Section 14.11 Expenses. It is the intent of the Company and the members of the Apollo Operating Group that the offering of the Series B Preferred Shares described in Section 3.2(e) is for the benefit of the members of the Apollo Operating Group and therefore the fees and expenses (including any underwriter discounts and fees) associated with the offering of the Series B Preferred Shares described in Section 3.2(e) (the “Series B Offering Expenses”) shall be borne by the members of the Apollo Operating Group. In order to implement such intent, (i) the Issuer will be deemed to have contributed the gross proceeds raised in the offering of the Series B Preferred Shares to APO Asset Co., LLC, APO (FC), LLC, APO (FC II), LLC, APO (FC III), LLC, APO UK (FC), LLC and APO Corp. (in exchange for a note in the case of APO Corp.), in accordance with the books and records of such entities, which will in turn contribute the gross proceeds to the members of the Apollo Operating Group in exchange for Series B Preferred mirror units issued by the members of the Apollo Operating Group, and (ii) the members of the Apollo Operating Group will be deemed to have paid the Series B Offering Expenses, pro rata based on the relative amount of gross proceeds each member of the Apollo Operating Group is deemed to have received.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1 Addresses and Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Shares at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 14.1 executed by the Company, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Company is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Secretary at the principal office of the Company designated pursuant to Section 2.4. The Manager may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

Section 15.2 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

Section 15.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.4 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto; provided, that nothing contained herein shall be construed to amend or modify in any way the rights and obligations of the respective parties under the Agreement Among Principals, the Shareholders Agreement and the Investors Rights Agreement.

Section 15.5 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 15.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 15.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Share pursuant to Article III, without need for execution hereto.

Section 15.8 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by Applicable Law or affect its right to bring any action in any other court.

Section 15.9 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 15.10 Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 15.11 Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Company on certificates representing Shares is expressly permitted by this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

APOLLO GLOBAL MANAGEMENT, LLC

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Vice President

AGM MANAGEMENT, LLC

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Vice President

[Signature page to Third Amended and Restated Limited Liability Company Agreement]